EXHIBIT 99.2

               [Impath logo]                      [genzyme logo]


            --------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  IMPATH INC.,

                        IMPATH PHYSICIAN SERVICES, INC.,

                        IMPATH PREDICTIVE ONCOLOGY, INC.

                                       AND

                               GENZYME CORPORATION

                                -----------------

                          Dated as of February 27, 2004

            --------------------------------------------------------


                                TABLE OF CONTENTS
                                                                                                                        PAGE
ARTICLE I                 DEFINITIONS.....................................................................................1

             1.1          Certain Definitions.............................................................................1
             1.2          Other Definitional and Interpretive Matters....................................................11


ARTICLE II                PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.........................................12

             2.1          Purchase and Sale of Assets....................................................................12
             2.2          Excluded Assets................................................................................13
             2.3          Assumption of Liabilities......................................................................15
             2.4          Excluded Liabilities...........................................................................15
             2.5          Cure Amounts...................................................................................17
             2.6          Changes in Lists of Purchased Contracts and Purchased Leases...................................17
             2.7          Further Conveyances and Assumptions; Consent of Third Parties..................................18


ARTICLE III               CONSIDERATION..................................................................................18

             3.1          Consideration..................................................................................18
             3.2          Purchase Price Deposit.........................................................................18
             3.3          Adjustment of Purchase Price...................................................................19
             3.4          Payment of Purchase Price......................................................................22


ARTICLE IV                CLOSING AND TERMINATION........................................................................22

             4.1          Closing Date...................................................................................22
             4.2          Deliveries by Sellers..........................................................................22
             4.3          Deliveries by Purchaser........................................................................23
             4.4          Termination of Agreement.......................................................................24
             4.5          Procedure Upon Termination.....................................................................25
             4.6          Effect of Termination..........................................................................25


ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF SELLERS......................................................26

             5.1          Organization and Good Standing.................................................................26
             5.2          Authorization of Agreement.....................................................................26
             5.3          Conflicts; Consents of Third Parties...........................................................27
             5.4          Taxes..........................................................................................27
             5.5          Real Property..................................................................................27
             5.6          Tangible Personal Property.....................................................................28
             5.7          Intellectual Property..........................................................................28
             5.8          Material Contracts.............................................................................29
             5.9          Employee Benefits..............................................................................30
             5.10         Labor..........................................................................................31
             5.11         Litigation.....................................................................................31
             5.12         Compliance with Laws and Permits...............................................................31
             5.13         Environmental Matters..........................................................................31


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

             5.14         Financial Advisors.............................................................................32
             5.15         Financial Statements...........................................................................32
             5.16         Operations in the Ordinary Course of Business..................................................32
             5.17         No Other Representations or Warranties; Schedules..............................................33


ARTICLE VI                REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................33

             6.1          Organization and Good Standing.................................................................33
             6.2          Authorization of Agreement.....................................................................33
             6.3          Conflicts; Consents of Third Parties...........................................................34
             6.4          Litigation.....................................................................................34
             6.5          Financial Advisors.............................................................................34
             6.6          Financial Capability...........................................................................35
             6.7          Condition of the Business......................................................................34
             6.8          Financial Condition of Purchaser...............................................................35


ARTICLE VII               BREAK-UP FEE; BANKRUPTCY COURT APPROVAL........................................................35

             7.1          Approval of Break-Up Fee.......................................................................35
             7.2          Competing Transaction..........................................................................35
             7.3          Bankruptcy Court Filings.......................................................................36


ARTICLE VIII              COVENANTS......................................................................................36

             8.1          Access to Information..........................................................................36
             8.2          Conduct of the Business Pending the Closing....................................................36
             8.3          Regulatory Approvals...........................................................................38
             8.4          Further Assurances.............................................................................39
             8.5          Confidentiality................................................................................39
             8.6          Preservation of Records........................................................................40
             8.7          Publicity......................................................................................40
             8.8          Contacts with Suppliers and Customers..........................................................40
             8.9          Audited Financial Statements...................................................................41
             8.10         Notification of Certain Matters................................................................42
             8.11         Insurance Policies.............................................................................43
             8.12         [Intentionally Omitted]........................................................................43
             8.13         Exculpation....................................................................................43
             8.14         OIG Certificate................................................................................43
             8.15         Use of Name....................................................................................43
             8.16         Transition Services...........................................................................44


ARTICLE IX                EMPLOYEES AND EMPLOYEE BENEFITS................................................................44

             9.1          Employment.....................................................................................44


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

             9.2          Standard Procedure.............................................................................45
             9.3          Employee Benefits..............................................................................45


ARTICLE X                 CONDITIONS TO CLOSING..........................................................................47

             10.1         Conditions Precedent to Obligations of Purchaser...............................................47
             10.2         Conditions Precedent to Obligations of Sellers.................................................48
             10.3         Conditions Precedent to Obligations of Purchaser and Sellers...................................49
             10.4         Frustration of Closing Conditions..............................................................50


ARTICLE XI                TAXES..........................................................................................50

             11.1         Transfer Taxes.................................................................................50
             11.2         Prorations.....................................................................................50
             11.3         Purchase Price Allocation......................................................................51


ARTICLE XII               MISCELLANEOUS..................................................................................51

             12.1         No Survival of Representations and Warranties..................................................51
             12.2         Expenses.......................................................................................51
             12.3         Submission to Jurisdiction; Consent to Service of Process......................................52
             12.4         Waiver of Right to Trial by Jury...............................................................52
             12.5         Entire Agreement; Amendments and Waivers.......................................................52
             12.6         Governing Law..................................................................................53
             12.7         Notices........................................................................................53
             12.8         Severability...................................................................................54
             12.9         Binding Effect; Assignment.....................................................................54
             12.10        Non-Recourse...................................................................................54
             12.11        Counterparts...................................................................................54
             12.12        Certain Relief.................................................................................54


Schedules
---------
1.1(a)     Excluded Contracts
1.1(b)(i)  Knowledge of Applicable Seller - IMPATH
1.1(b)(ii) Knowledge of Applicable Seller - IPS and IPO
1.1(c)     Personal Property Capital Leases
1.1(d)     Personal Property Operating Leases
2.1(e)     Purchased Leases
2.1(h)     Purchased Contracts
2.1(m)     Insurance Policies
2.2(f)     Confidential Documents
3.3(a)     Working Capital
5.3(a)     Conflicts
5.3(b)     Consents
5.4(a)     Taxes
5.5        Real Property
5.6        Tangible Personal Property
5.7        Intellectual Property
5.8(a)     Material Contracts
5.8(b)     Defaults
5.9(a)     Employee Benefits
5.9(d)     ERISA Compliance
5.11       Litigation
5.12(a)    Violation of Laws
5.12(b)    Default of Permits
5.13       Environmental Matters
5.14       Financial Advisors
5.15       Interim Financial Statements
5.16       Ordinary Course of Business
6.3        No Conflicts
6.8        Purchaser's Financial Condition
8.2        Exceptions to Conduct of Business


Exhibits
--------
A          Bidding Procedures Order
B          Escrow Agreement
C          Sale Order
D          [Intentionally Omitted]
E          Bill of Sale and Assignment
F          Form of Real Property Lease Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT


           ASSET PURCHASE AGREEMENT, dated as of February 27, 2004, by and among IMPATH Inc., a Delaware corporation ("IMPATH"), IMPATH Physician Services, Inc., a Delaware corporation ("IPS"), IMPATH Predictive Oncology, Inc. ("IPO" and together with IMPATH and IPS, each a "Seller" and, collectively, the "Sellers"), and Genzyme Corporation, a Massachusetts corporation ("Purchaser").

                                   Witnesseth:

           WHEREAS, Sellers and certain of their Affiliates, each commenced a case (collectively, the "Bankruptcy Case") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), on September 28, 2003 (the "Petition Date") by filing a voluntary petition with the United States Bankruptcy Court for the Southern District of New York;

           WHEREAS, Sellers presently conduct the Business;

           WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Sellers, pursuant to Sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; and

           WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

           1.1 Certain Definitions.

           For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

           "2002 Financial Statements" shall have the meaning set forth in
Section 8.9(d).

           "Additional Audit Opinion" shall have the meaning set forth in
Section 8.9(d).

           "Additional Auditor Consent" shall have the meaning set forth in
Section 8.9(d).

           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Agreement" means this Asset Purchase Agreement, dated as of February 27, 2004, by and among the Sellers and Purchaser (as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof).

           "Allocation Schedule" shall have the meaning set forth in Section
11.3.

           "Alternate Transaction" shall mean a transaction or transactions effected during the Bankruptcy Case pursuant to which (x) any Seller or Sellers, or any representative of their respective bankruptcy estates (including, without limitation, a Chapter 11 or Chapter 7 trustee and including the Seller or Sellers as reorganized pursuant to a Chapter 11 plan or plans), in one or a series of transactions, sells, transfers, leases or otherwise disposes of, directly or indirectly, to one or more Persons other than Purchaser, substantially all of the Purchased Assets, or (y) any Person or affiliated group of Persons other than Purchaser acquires, directly or indirectly, by purchase, the conversion of debt-to-equity securities, or by merger or otherwise, 50% or more of the aggregate vote or aggregate value of the equity or securities convertible into equity, if any, of any of IMPATH or IPS (or of any successor of any such Seller) (any transaction described in clause (x) or (y), a "Disposal"), including any Disposal pursuant to a Competing Bid.

           "Analytical Services Business" has the meaning set forth in Section 1.1(a) (in Business definition).

           "Antitrust Laws" shall have the meaning set forth in Section 8.3(b).

           "AS Contract Election" shall have the meaning set forth in Section 2.6(c).

           "AS Contracts" means the Contracts relating to the Analytical Services Business to be identified or described on a list to be provided to Purchaser pursuant to Section 2.6(c).

            "Assumed Liabilities" shall have the meaning set forth in Section
2.3.

           "Auction" shall mean the auction for the Purchased Assets to be conducted on the Auction Date in the event of the submission of a Competing Bid.

           "Auction Date" shall mean the date of the Auction scheduled by the Bankruptcy Court and set forth in the Bidding Procedures Order.

           "Audited Financial Statements" shall have the meaning set forth in
Section 8.9(a).

           "Audit Opinion" shall have the meaning set forth in Section 8.9(a).

           "Auditor Consents" shall have the meaning set forth in Section
8.9(c).

           "Balance Sheet" shall have the meaning set forth in Section 5.15.

           "Balance Sheet Date" shall have the meaning set forth in Section
5.15.

           "Bankruptcy Case" shall have the meaning set forth in the Recitals.

           "Bankruptcy Code" shall have the meaning set forth in the Recitals.

           "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Bankruptcy Case from time to time.

           "Bidding Procedures Order" means an order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit A, that, among other things, (i) approves the payment of the Break-Up Fee and Expense Reimbursement on the terms and conditions set forth in Section 7.1 hereof and (ii) approves the Bidding Procedures in the form attached as an exhibit to the Bidding Procedures Order establishing, among other things, the procedures for the Auction.

           "Break-Up Fee" shall have the meaning set forth in Section 7.1.

           "Business" means the business as currently conducted by Sellers involving (i) the performance of laboratory testing services and provision of patient-specific cancer diagnostic and prognostic information historically reported by Sellers as IMPATH Physician Services and (ii) the performance of services historically reported by Sellers as Analytical Services, including assay development, target validation, patient stratification analysis and laboratory testing in the preclinical and clinical trials settings (the "Analytical Services"). "Business" does not mean the businesses previously or currently conducted by Sellers involving (i) the acquisition and provision of archived consented patient specimens and derivative biological products historically reported by Sellers as GeneBank; (ii) the sale and distribution of blood and plasma products historically reported by Sellers as IMPATH-BCP; (iii) clinical trial services historically reported by Sellers as IMPATH Clinical Trial Network; or (iv) the license of pathology information management and tumor registry software historically reported by Sellers as IMPATH Information Services.

           "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

           "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

           "Closing" shall have the meaning set forth in Section 4.1.

           "Closing Adjustment" shall have the meaning set forth in Section 3.3(b).

           "Closing Date" shall have the meaning set forth in Section 4.1.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Competing Bid" shall have the meaning set forth in Section 7.2.

           "Confidentiality Agreement" shall have the meaning set forth in
Section 8.5(a).

           "Contract" means any contract, lease, license, agreement, contract right, purchase order, trust, instrument, and any other agreement, whether or not in written form, that is binding upon a Person or its property.

           "Copyrights" shall have the meaning set forth in Section 1.1 (in Purchased Intellectual Property definition).

           "Coverage Termination Date" shall have the meaning set forth in
Section 9.3(e).

           "Cure Amounts" shall have the meaning set forth in Section 2.5.

           "Deposit Escrow Funds" shall have the meaning set forth in Section
3.2.

           "Designated Employees" shall have the meaning set forth in Section 9.1(a).

           "DIP Facility" means the Revolving Credit and Guarantee Agreement dated as of September 30, 2003, among IMPATH as Borrower, IPO, Medical Registry Services, Inc., IMPATH Information Services, Inc., Tamtron Corporation and IPS as Guarantors, Fleet National Bank as administrative agent, and the lenders thereto.

           "Disposal" shall have the meaning set forth in Section 1.1 (in "Alternate Transaction" definition).

           "Disputed Items" shall have the meaning set forth in Section 3.3(e).

           "Dispute Notice" shall have the meaning set forth in Section 3.3(f).

           "Documents" means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (including design specifications, functional requirements, operating instructions, logic manuals and flow charts), user documentation (including installation guides, user manuals, training materials, release notes and working papers), marketing documentation (including sales brochures, flyers and pamphlets), and other similar materials related to the Business and the Purchased Assets, in each case, whether or not in electronic form.

           "Employee Benefit Plans" shall have the meaning set forth in Section 5.9(a).

           "Employee List" means a complete list of all Employees, including each Employee's name, title, function, base salary, additional compensation, full-time/ part-time/per diem status, visa status, tenure with Sellers and whether such Employee is bound by an employment agreement.

           "Employees" means all individuals, as of the date hereof, who are employed by Sellers in the Business (on a full-time, part-time or per diem basis, but not on a temporary basis), together with individuals who are hired to work in the Business (on a full-time, part-time or per diem basis, but not on a temporary basis) by Sellers after the date hereof and prior to the Closing.

           "Environmental Law" means any applicable foreign, federal, state or local statute, regulation, ordinance, or rule of common law currently in effect relating to the protection of the environment.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "Escrow Agent" means Wilmington Trust Company, the escrow agent under the Escrow Agreement.

           "Escrow Agreement" means an escrow agreement in substantially the form attached hereto as Exhibit B.

           "Excluded Assets" shall have the meaning set forth in Section 2.2.

           "Excluded Contracts" means the Contracts listed or described on
Schedule 1.1(a) and all other Contracts to which any Seller is a party or by which Seller is bound that are not listed or described on Schedule 2.1(h) and all Personal Property Operating Leases and Real Property Leases that are not listed on Schedule 2.1(e).

           "Excluded Liabilities" shall have the meaning set forth in Section
2.4.

           "Expense Reimbursement" shall have the meaning set forth in Section 7.1.

           "Final Purchase Price Adjustment" shall have the meaning set forth in
Section 3.3(h).

           "Financial Statements" shall have the meaning set forth in Section 5.15.

           "Financial Statement Delivery Adjustment" shall have the meaning set forth in Section 3.3(j).

           "Furniture and Equipment" means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by any Seller in the conduct of the Business, including all such artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

           "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "Hardware" means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

           "Holdback Amount" shall have the meaning set forth in Section 3.3(i).

           "Holdback Escrow Agent" means the escrow agent under the Holdback Escrow Agreement.

           "Holdback Escrow Agreement" means an escrow agreement in form and substance to be mutually agreed upon by Sellers and Purchaser.

           "Holdback Escrow Funds" shall have the meaning set forth in Section 3.3(i).

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Independent Auditor" shall have the meaning set forth in Section 8.9(c).

           "IMPATH" shall have the meaning set forth in the Preamble.

           "IPO" shall have the meaning set forth in the Preamble.

           "IPS" shall have the meaning set forth in the Preamble.

           "Knowledge of IMPATH" means, with respect to IMPATH, the actual knowledge of those Persons identified on Schedule 1.1(b)(i).

           "Knowledge of the Applicable Seller" means, with respect to IMPATH, the Knowledge of IMPATH, and with respect to IPS and IPO, the actual knowledge of those Persons identified on Schedule 1.1(b)(ii) hereto.

           "Law" means any federal, state, local or foreign law, statute, code, ordinance, Order, rule or regulation.

           "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

           "Liability" means any debt, liability or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

           "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction under any shareholder or similar agreement.

           "Marks" shall have the meaning set forth in Section 1.1 (in Purchased Intellectual Property definition).

           "Material Adverse Effect" means (a) a material adverse effect on the Business, the Purchased Assets or the Assumed Liabilities, or (b) a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement, other than, in the case of clause (a) or (b), an effect resulting from (i) any change in the United States or foreign economies or securities or financial markets in general without an impact on the Business, the Purchased Assets or the Assumed Liabilities that is disproportionate to the Business as compared to other Persons with a business similar in size and product mix to the Business; (ii) any change that generally affects any industry in which any Seller operates without an impact on the Business, the Purchased Assets or the Assumed Liabilities that is disproportionate to the Business as compared to other Persons with a business similar in size and product mix to the Business; (iii) any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Sellers, including their employees; (iv) any changes in applicable Law or accounting rules; (v) the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement; or (vi) the loss of customers of the Business who become customers of a business of Purchaser that competes, directly or indirectly, with the Business.

           "Material Contract" shall have the meaning set forth in Section 5.8.

           "Motion" means the motion or motions of Sellers seeking approval and entry of the Bidding Procedures Order and the Sale Order.

           "OIG" shall have the meaning set forth in Section 4.2(e).

           "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

           "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business through the date hereof consistent with past practice.

           "Patents" shall have the meaning set forth in Section 1.1 (in Purchased Intellectual Property definition).

           "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

           "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance; and (ii) zoning, entitlement and other land use and environmental regulations by any Governmental Body.

           "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Personal Property Capital Leases" means all leases for personal property that are reflected as capital leases on the Balance Sheet or should be reflected as capital leases under GAAP and the other leases set forth on
Schedule 1.1(c).

           "Personal Property Leases" shall have the meaning set forth in
Section 5.6.

           "Personal Property Operating Leases" shall mean the Personal Property Leases that are listed on Schedule 1.1(d).

           "Petition Date" shall have the meaning set forth in the Recitals.

           "Purchased Assets" shall have the meaning set forth in Section 2.1.

           "Purchased Contracts" shall have the meaning set forth in Section 2.1(h).

           "Purchased Intellectual Property" means all intangible proprietary rights and interests of each Seller used in or related to the Business, however denominated, throughout the world, whether express or implied, whether or not registered or recorded, including all intellectual property rights of each Seller used in or related to the Business and arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisions, continuations-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents"), (ii) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "Marks"), (iii) copyrights and registrations and applications therefor and works of authorship, and mask work rights (collectively, "Copyrights"), (iv) all Software and Technology, (v) all choses in action and other rights arising from or relating to the above, including maintenance rights or rights to upgrades, rights to sue and collect remedies against past, present and future infringements or misappropriations thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide, including rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto, and (vi) all tangible embodiments of the above, including all filings and correspondence with Governmental Authorities, all original governmental certificates for such Patents, Mark and Copyright registrations, and all files and filings pertaining to any litigation opposition proceeding, cancellation proceeding and arbitration, mediation, or negotiation arising from or relating to the above.

           "Purchased Leases" shall have the meaning set forth in Section
2.1(e).

           "Purchased Personal Property Operating Leases" shall have the meaning set forth in Section 2.1(e).

           "Purchased Real Property Leases" shall have the meaning set forth in
Section 2.1(e).

           "Purchase Price" shall have the meaning set forth in Section 3.1.

           "Purchase Price Adjustment" shall have the meaning set forth in
Section 3.3(c).

           "Purchaser" shall have the meaning set forth in the Preamble.

           "Purchaser Documents" shall have the meaning set forth in Section
6.2.

           "Purchaser's Adjustment Certificate" shall have the meaning set forth in Section 3.3(e).

           "Real Property Lease" shall have the meaning set forth in Section
5.5.

           "Reporting Purchaser" shall have the meaning set forth in Section 8.9(c).

           "Required Financial Statements" shall have the meaning set forth in
Section 8.9(b).

           "Sale Order" shall mean an order or orders of the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code, substantially in the form attached hereto as Exhibit C, approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, such order or orders shall find and provide, among other things, that
(i) the Purchased Assets sold to Purchaser pursuant to this Agreement shall be transferred to Purchaser free and clear of all Liens other than Permitted Exceptions; provided, however, that any such Liens, to the extent such Liens exist and except for Liens created by Purchaser and Permitted Exceptions, shall attach to the Purchase Price; (ii) Purchaser has acted in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code; (iii) this Agreement was negotiated, proposed and entered into by the parties without collusion, in good faith and from arm's length bargaining positions; (iv) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof as provided in Section 12.3 hereof; and (v) this Agreement and the transactions contemplated hereby are binding upon, and are not subject to rejection or avoidance by, Sellers or any chapter 7 or chapter 11 trustee of any Seller.

           "SEC" shall have the meaning set forth in Section 8.9(a).

           "Secured Credit Facility" means the Credit Agreement dated as of June 4, 2001, among IMPATH as Borrower, IPO, Medical Registry Services, Inc., IMPATH Information Services, Inc., Tamtron Corporation and IPS as Guarantors, Fleet National Bank as administrative agent, and the lenders thereto.

           "Sellers" shall have the meaning set forth in the Preamble.

           "Sellers' Adjustment Certificate" shall have the meaning set forth in
Section 3.3(b).

           "Seller Documents" shall have the meaning set forth in Section 5.2.

           "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

           "Stand-Alone Plan" means a plan or plans of reorganization of Sellers which does not constitute an Alternate Transaction.

           "Target Working Capital" shall mean an amount equal to $19,981,923.

           "Tax Authority" means any U.S. federal, state or local, foreign or other government, agency, instrumentality or employee thereof, charged with the administration of any Law relating to Taxes.

           "Tax Return" means all returns, declarations, reports, estimates, information returns and statements, including any statements or attachments thereto and any amendments thereof, filed or required to be filed in respect of any Taxes.

           "Taxes" means (i) all federal, state, local or foreign taxes, charges, or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (i).

           "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

           "Termination Date" shall have the meaning set forth in Section
4.4(a).

           "Transferring Employees" shall have the meaning set forth in Section 9.1(d).

           "Transfer Taxes" shall have the meaning set forth in Section 11.1.

           "Two Year F/S Deliverables" means the 2002 Financial Statements, the Unaudited Financial Statements and the Additional Audit Opinion.

           "Unaudited Financial Statements" shall have the meaning set forth in
Section 8.9(b).

           "Working Capital" means, with respect to the Business, the working capital calculated as set forth on Schedule 3.3(a).

           "Working Capital Accounting Principles" means GAAP using the same accounting principles and policies used in preparing the Balance Sheet.

           "Working Capital Adjustment" shall have the meaning set forth in
Section 3.3(c)(i).

           "Working Capital Referee" shall have the meaning set forth in Section 3.3(g).

           1.2 Other Definitional and Interpretive Matters.

                (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

           Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           Dollars. Any reference in this Agreement to $ shall mean U.S.
dollars.

           Exhibits/Schedules. The Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made an integral part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

           Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

           Headings. The provision of the Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

           Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

           Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Purchaser all of Sellers' right, title and interest in, to and under the Purchased Assets free and clear of all Liens other than Permitted Exceptions and Assumed Liabilities. "Purchased Assets" shall mean all of the assets, tangible and intangible, real and personal, now existing or hereafter acquired, owned by Sellers or used or held by Sellers for use in the Business, whether or not reflected on the financial statements of the Sellers, as the same shall exist at the Closing, including the following (in each case, only to the extent related to the Business), but excluding all Excluded Assets:

                (a) all cash, cash equivalents, bank deposits or similar cash items of Sellers;

                (b) all accounts receivable of Sellers;

                (c) all inventory of Sellers;

                (d) all security deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses of Sellers relating to the Purchased Assets or the Assumed Liabilities;

                (e) all rights of Sellers under each Personal Property Lease listed or described on Schedule 2.1(e) ("Purchased Personal Property Operating Leases") and each Real Property Lease listed or described on Schedule 2.1(e) ("Purchased Real Property Leases" and together with the Purchased Personal Property Operating Leases, the "Purchased Leases"), together with all improvements, fixtures and other appurtenances to real property subject to such Real Property Leases and rights in respect thereof;

                (f) the Furniture and Equipment, and all assets held by Sellers, in the Sellers' possession or used by Sellers in the Business pursuant to Personal Property Capital Leases;

                (g) all Purchased Intellectual Property;

                (h) the contracts listed or described on Schedule 2.1(h) (the "Purchased Contracts");

                (i) all Documents that are used in, held for use in or intended to be used in the Business, including Documents relating to services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferring Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the Sellers' premises;

                (j) all Permits used by any Seller and all pending applications therefor, to the extent assignable;

                (k) all supplies owned by any Seller;

                (l) all rights of any Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Transferring Employees;

                (m) all insurance policies listed on Schedule 2.1(m) and rights to proceeds under all property and casualty insurance policies of Sellers to the extent such policies or rights to proceeds thereof relate to the Purchased Assets or the Assumed Liabilities;

                (n) all rights of any Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors, in each case except to the extent related to any Excluded Assets; and

                (o) all goodwill and other tangible and intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property owned by any Seller.

           2.2 Excluded Assets. Nothing herein shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and each Seller shall retain all of such Seller's respective right, title and interest in and to the Excluded Assets. "Excluded Assets" shall mean all of the following:

                (a) all of any Seller's deposits or prepaid charges and expenses paid in connection with or to the extent related to any Excluded Assets;

                (b) all intercompany accounts receivable, all Medicare, Medicaid and Tricare receivables, and all accounts receivable arising out of or in connection with any Excluded Contract;

                (c) all Medicare, Medicaid or Tricare provider numbers, and any Contract, express or implied, with the Center for Medicare Services or Contracts with fiscal intermediaries that relate solely to Medicare, Medicaid or Tricare;

                (d) the Excluded Contracts;

                (e) all intercompany obligations, liabilities and indebtedness, including any note indebtedness, owed to or by a Seller to or by any Affiliate of any Seller;

                (f) any Documents that are (i) confidential personnel and medical records pertaining to any Employee that the Sellers are prohibited by Law from disclosing to Purchaser; (ii) other books and records that any Seller is required by Law to retain, including Tax Returns, financial statements, and corporate or other entity filings; provided, however, that Seller shall provide Purchaser with copies of such retained books and records; (iii) minute books, articles or certificates of incorporation, by-laws, all amendments thereto, stock ledgers and stock certificates of Sellers; (iv) documents relating to proposals to acquire the Business by Persons other than Purchaser; (v) personnel files for Employees who are not Transferring Employees; (vi) such files as Seller may be prohibited from disclosing to Purchaser under applicable Law regarding privacy; (vii) Documents listed or described on Schedule 2.2(f) which any Seller is not permitted to transfer pursuant to any contractual confidentiality obligation owed to any third party (other than such a provision contained in or which relates to a Purchased Contract); and (viii) any Document primarily related to or that is reasonably required to realize the benefits of any Excluded Asset, with respect to which, Seller shall provide Purchaser with copies of any such Document related to a Purchased Asset;

                (g) any claim, right or interest of Sellers in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Tax period (or portion thereof) ending on or before the Closing Date;

                (h) all insurance policies not set forth on Schedule 2.1(m) and the rights to proceeds under (i) any director and officer liability or similar policy, (ii) any employed lawyers liability or similar policy and (iii) all other insurance policies of Sellers to the extent such policies or rights to proceeds thereof do not relate to the Purchased Assets or the Assumed Liabilities;

                (i) all rights of Sellers under each Personal Property Lease not listed on Schedule 2.1(e) and each Real Property Lease not listed on Schedule 2.1(e), together with all improvements, fixtures and other appurtenances to the real property subject to such Real Property Leases and rights in respect thereof;

                (j) all rights of any Seller under the Confidentiality Agreement and non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Employees who are not Transferring Employees;

                (k) all rights of any Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors, in each case to the extent related to any Excluded Assets;

                (l) any rights, claims or causes of action of Sellers against third parties relating exclusively to Excluded Assets;

                (m) all rights, claims or causes of action of Sellers against third parties relating to the accounting irregularities and discrepancies described in that certain press release of IMPATH dated July 30, 2003;

                (n) any Employee Benefit Plan and any trust, insurance policy or other contract or arrangement relating to any Employee Benefit Plan; and

                (o) the capital stock of Sellers or any subsidiary of Sellers.

           2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, only the following Liabilities of Sellers (collectively, the "Assumed Liabilities"):

                (a) all Liabilities under the Purchased Contracts and Purchased Leases which did not arise prior to or at the Closing and which arise after the Closing; and

                (b) all Liabilities included within the Working Capital of the Business at the Closing (calculated in accordance with the Working Capital Accounting Principles) that is used to determine the Final Purchase Price Adjustment.

           2.4 Excluded Liabilities. Notwithstanding Section 2.3, Purchaser will not assume or be liable for any Excluded Liabilities. "Excluded Liabilities" shall mean all Liabilities of each Seller, whether relating to or arising out of the Business, Purchased Assets or otherwise, fixed or contingent, disclosed or undisclosed, other than Assumed Liabilities, including the following
Liabilities:

                (a) all Liabilities arising out of or related to Excluded
Assets;

                (b) except as set forth in Section 11.1, all Liabilities for Taxes;

                (c) all Liabilities arising out of or relating to (i) the employment or performance of services (including sales commissions), or termination of employment or services by Sellers or any of their Affiliates, of any individual, on or before the Closing Date and with respect to Employees that are not Transferring Employees, after the Closing Date, including accrued vacation, and any severance or other obligations under any Employee Benefit Plan or otherwise, (ii) workers' compensation claims against a Seller that relate to the period ending on the Closing Date, irrespective of whether such claims are made prior to or after the Closing, and (iii) any Employee Benefit Plan;

                (d) except as provided by Section 2.3(b), all Liabilities which arose or accrued prior to the Closing, whether or not subject to compromise under the Bankruptcy Case;

                (e) all intercompany obligations, liabilities and indebtedness, including any note indebtedness, owed to or by a Seller to or by any Affiliates of Sellers;

                (f) all Liabilities arising out of or related to any violation of any Law, including any Environmental Law, any Law governing employee relations, including anti-discrimination Laws, wage and hour Laws, labor relations Laws, occupational safety and health Laws and the Worker Adjustment and Retraining Notification Act of 1988, as amended;

                (g) all Liabilities arising out of or related to the Secured Credit Facility, the DIP Facility, Personal Property Capital Leases or any notes, bonds or other agreements to repay funded debt;

                (h) any product liability or other tort or claim for injury to Person or property which arises out of or is based upon or imposed or asserted to be imposed in connection with any product sold or service performed by any Seller;

                (i) all Liabilities arising out of or related to any violation or alleged violation of the Medicare program, the Medicaid program or any similar programs of any Governmental Body, including any claims for recoupment, disgorgement or offset;

                (j) all Liabilities related to litigation and related claims and Liabilities or any other claims against Sellers of any kind or nature whatsoever, involving or relating to facts, events or circumstances arising or occurring on or prior to the Closing, no matter when raised (including Liability for breach, misfeasance or under any other theory relating to Sellers' conduct, performance or non-performance);

                (k) all Liabilities under the Excluded Contracts;

                (l) all Liabilities with respect to Sellers' financial or other advisors; and

                (m) all Liabilities relating to amounts required to be paid by Sellers hereunder, including the Cure Amounts.

           2.5 Cure Amounts. At Closing and pursuant to Section 365 of the Bankruptcy Code, Sellers shall assume and assign to Purchaser and Purchaser shall assume from Sellers, the Purchased Contracts and Purchased Leases. As a condition to the assignment and assumption of the Purchased Contracts and Purchased Leases, the cure amounts, if any as determined by the Bankruptcy Court (the "Cure Amounts"), necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults under the Purchased Contracts and Purchased Leases, shall be paid by Sellers on or before the Closing or, in Sellers' discretion, if Sellers do not pay all such Cure Amounts at Closing, Sellers agree promptly following the Closing to pay all Cure Amounts, and Purchaser will have no Liability therefor.

           2.6 Changes in Lists of Purchased Contracts and Purchased Leases.

                (a) From time to time after the date of this Agreement through the calendar day prior to the Closing, (i) Purchaser and Sellers may, by mutual agreement, remove Contracts from Schedule 2.1(h) and Purchased Leases from
Schedule 2.1(e); provided, however, that in the event Sellers receive and provide Purchaser with notice that Sellers have received a Competing Bid, Purchaser and Sellers shall within the later of twenty-four (24) hours of Purchaser's actual receipt of such notice or the calendar day prior to the Auction Date complete Purchaser's exercise of such removal rights under this subsection (a).

                (b) (i) Sellers may in their sole discretion (notwithstanding clause (iii) below), upon notice to Purchaser, add Contracts (other than Contracts listed on Schedule 1.1(a)) to Schedule 2.1(h), to the extent such Contracts would not constitute Material Contracts, whether such Contracts exist on the date hereof or are disclosed to Purchaser pursuant to Section 8.2(c);
(ii) Sellers and Purchaser may, by mutual agreement, add Contracts to Schedule 2.1(h), add Real Property Leases to Schedule 2.1(e), and add Personal Property Operating Leases to Schedule 2.1(e); and (iii) Purchaser may in its sole discretion (notwithstanding clause (i) above) add to Schedule 2.1(h) or Schedule 2.1(e) any Contract, Real Property Lease, or Personal Property Operating Lease that is disclosed to Purchaser pursuant to Section 8.2(c). If any Contract, Real Property Lease or Personal Property Operating Lease is added to Schedule 2.1(h) or Schedule 2.1(e), as the case may be, pursuant to either (i), (ii) or (iii) of this subsection (b), Sellers shall take such steps as are reasonably necessary to cause such Contract, Real Property Lease or Personal Property Operating Lease to be assumed by, and assigned to, Purchaser at Closing which shall include Sellers' payment of all Cure Amounts in accordance with Section 2.5 hereof relating to such Contract, Real Property Lease or Personal Property Operating Lease.

                (c) Sellers shall provide or make available to Purchaser no later than March 3, 2003: (i) a list of all AS Contracts (the "AS Contracts List"), (ii) an updated Schedule 5.8 that includes all AS Contracts that are Material Contracts and (iii) copies of each Contract on the AS Contracts List. Purchaser shall determine, in its sole discretion, by providing Sellers with written notice (the "AS Contract Election") no later than March 10, 2003, which of the AS Contracts on the AS Contract List or otherwise made available to Purchaser by Sellers that Purchaser will purchase, acquire and assume from

Sellers at the Closing Date. Schedule 2.1(h) shall be deemed updated by all AS Contracts included or described on the AS Contract Election and Schedule 5.8 shall be deemed updated by all AS Contracts identified by Sellers that are Material Contracts. Sellers and Purchaser acknowledge and agree that Schedule
5.8 as of the date of this Agreement does not include any AS Contract.

           2.7 Further Conveyances and Assumptions; Consent of Third Parties.

                (a) From the Closing Date until the one hundred and eightieth (180th) day following the Closing Date, Sellers shall, or shall cause their respective Affiliates to, make available to Purchaser such data in personnel records of Transferring Employees as is reasonably necessary for Purchaser to transition such employees into Purchaser's records, subject to restrictions of applicable Law pertaining to the privacy rights of the Transferring Employees.

                (b) From time to time following the Closing, Sellers and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and to assure fully to Sellers and their respective Affiliates and their successors and assigns, the assumption of the Liabilities intended to be assumed by Purchaser under this Agreement and to otherwise make effective the transactions contemplated hereby and thereby.

                                   ARTICLE III

                                  CONSIDERATION

           3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to $215,000,000 (the "Purchase Price") and (b) the assumption of the Assumed Liabilities. The Purchase Price is subject to adjustment pursuant to Section 3.3 and shall be paid pursuant to Sections 3.2, 3.3 and 3.4.

           3.2 Purchase Price Deposit. (i) Purchaser shall, within two (2) Business Days of the execution of this Agreement, deposit with the Escrow Agent the sum of $10,750,000 by wire transfer of immediately available funds and (ii) Purchaser shall, within two (2) Business Days of the entry of the Bidding Procedures Order by the Bankruptcy Court, deposit with the Escrow Agent the sum of $10,750,000 by wire transfer of immediately available funds (the funds due and payable pursuant to clause (i) and (ii), collectively, the "Deposit Escrow Funds"). The Deposit Escrow Funds (together with all accrued investment income thereon) shall be distributed by the Escrow Agent as follows:

                (a) if the Closing shall occur, the Deposit Escrow Funds together with all accrued investment income thereon shall be applied towards the Purchase Price payable by Purchaser to Sellers at the Closing;

                (b) if this Agreement is validly terminated by Sellers pursuant to Section 4.4(d), the Deposit Escrow Funds, together with all accrued investment income thereon, shall be released to Sellers; or

                (c) if this Agreement is validly terminated (i) by Sellers or Purchaser pursuant to Section 4.4(a), Sections 4.4(e), Section 4.4(f)(i) or
Section 4.4(j), (ii) by Sellers and Purchaser pursuant to Section 4.4(b), or
(iii) by Purchaser pursuant to Section 4.4(c), Section 4.4(f)(ii), Section 4.4(g), Section 4.4(h) or Section 4.4(i), the Deposit Escrow Funds, together with all accrued investment income thereon, shall in each case be returned to Purchaser.

           3.3 Adjustment of Purchase Price.

                (a) Schedule 3.3(a) sets forth a reasonably detailed calculation of the Working Capital of the Business as of the Balance Sheet Date, prepared from the books and records of the Sellers and in accordance with the Working Capital Accounting Principles.

                (b) The "Closing Adjustment" shall be Sellers' good faith pre-Closing estimate of the Purchase Price Adjustment set forth in a certificate (the "Sellers' Adjustment Certificate") delivered to Purchaser by Sellers on or before the second Business Day preceding the Closing Date. The Sellers' Adjustment Certificate shall set forth in reasonable detail each of the items forming the basis of the Closing Adjustment. Purchaser and Sellers may make any mutually agreed adjustments to the Sellers' Adjustment Certificate to update the calculations of the Closing Adjustment prior to the Closing.

                (c) The "Purchase Price Adjustment" shall mean the difference between the following:

                    (i) (A) the Working Capital of the Business at the Closing
               calculated in accordance with the Working Capital Accounting Principles minus (B) the Target Working Capital ((A) minus (B), the "Working Capital Adjustment"); minus

                    (ii) the amount of any deductible under any insurance policy or self-insurance retention upon the occurrence of a casualty between the Balance Sheet Date and the Closing, and the amount of any cash proceeds received from, or other current asset attributable to, the sale or other disposition or loss of any non-current asset after the Balance Sheet Date, including insurance proceeds received that are attributable to the occurrence of a casualty of a non-current asset owned by Sellers or used or held by Sellers for use in the Business between the Balance Sheet Date and the Closing and in any event, which constitute Purchased Assets.

                (d) Each Seller shall (i) cooperate in good faith with Purchaser in connection with Purchaser's review of the Sellers' Adjustment Certificate and
(ii) grant Purchaser and its representatives (including its advisors and accountants) access at reasonable times and places to all books, records and employees of each Seller reasonably requested by Purchaser in connection with Purchaser's review of the Sellers' Adjustment Certificate.

                (e) Within forty-five (45) days after the Closing Date, Purchaser shall prepare and deliver to Sellers a certificate (the "Purchaser's Adjustment Certificate"), which shall include a worksheet setting forth a reasonably detailed calculation of each item included in the Purchase Price Adjustment. Purchaser shall (i) cooperate in good faith with Sellers in connection with Sellers' review of the Purchaser's Adjustment Certificate and
(ii) grant Sellers' and its representatives (including its advisors and accountants) access at reasonable times and places to all books, records and employees of Purchaser reasonably requested by Sellers in connection with Sellers' review of the Purchaser's Adjustment Certificate. After Purchaser delivers the Purchaser's Adjustment Certificate to Sellers, Sellers and Purchaser shall cooperate in good faith to resolve any disputes raised by Sellers with respect to items set forth in the Purchaser's Adjustment Certificate ("Disputed Items") and consider whether any modifications to the Purchase Price Adjustment set forth in Purchaser's Adjustment Certificate are appropriate.

                (f) After attempting to resolve any Disputed Items in accordance with subparagraph (e) above (whether or not a resolution is reached), the Purchase Price Adjustment set forth in the Purchaser's Adjustment Certificate will be final, conclusive and binding on the parties unless Sellers provide a written notice (a "Dispute Notice") to Purchaser no later than the twentieth
(20th) day after delivery of the Purchaser's Adjustment Certificate setting forth in reasonable detail (i) any item in the Working Capital Adjustment on the Purchaser's Adjustment Certificate which Sellers believe is incorrect or has not been prepared in accordance with the Working Capital Accounting Principles and
(ii) the Sellers' belief as to the correct amount of such item in accordance with the Working Capital Accounting Principles. Any item or amount on the Purchaser's Adjustment Certificate to which no dispute is raised in the Dispute Notice will be final, conclusive and binding on the parties.

                (g) Purchaser and Sellers shall attempt to resolve the matters raised in a Dispute Notice in good faith. On or after the fifth (5th) Business Day after delivery of the Dispute Notice, either Purchaser or Sellers may provide written notice to the other that it elects to submit the Disputed Items to Deloitte & Touche or another nationally recognized independent accounting firm chosen jointly by the Purchaser and Sellers (the "Working Capital Referee"). The Working Capital Referee shall promptly, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, review only those items and amounts specifically set forth and objected to in the Dispute Notice and resolve the dispute with respect to each such specific item and amount in accordance with the Working Capital Accounting Principles. The fees and expenses of the Working Capital Referee will be shared equally by Purchaser and Sellers. The decision of the Working Capital Referee with respect to the items contained in the Dispute Notice will be final, conclusive and binding on the parties, and the Purchase Price Adjustment set forth in the Purchaser's Adjustment Certificate, as adjusted by the determinations of the Working Capital Referee with respect to any items included in a Dispute Notice, will be final, conclusive and binding on the parties. Each of the parties to this Agreement agrees to cooperate with the Working Capital Referee and use its commercially reasonable efforts to cause the Working Capital Referee to resolve any dispute no later than thirty Business Days after selection of the Working Capital Referee.

                (h) If the Purchase Price Adjustment set forth on the Purchaser's Adjustment Certificate that becomes final, conclusive and binding on the parties (the "Final Purchase Price Adjustment") exceeds the Purchase Price Adjustment set forth in the Sellers' Adjustment Certificate, Purchaser shall promptly, and in any event within five (5) Business Days of the determination of the Final Purchase Price Adjustment, pay the difference to Sellers (pro-rata based on the respective payments to Sellers made at the Closing) by wire transfer of immediately available funds. If the Purchase Price Adjustment set forth in the Sellers' Adjustment Certificate exceeds the Final Purchase Price Adjustment, Sellers shall promptly, and in any event within five (5) Business Days of the determination of the Final Purchase Price Adjustment, pay the difference to Purchaser by wire transfer of immediately available funds. Any payment pursuant to this Section 3.3(h) shall be an adjustment to the Purchase Price.

                (i) The Purchase Price payable at the Closing by Purchaser shall be reduced by an amount equal to $2,700,000 (the "Holdback Amount"). At the Closing, Purchaser shall immediately deposit with the Holdback Escrow Agent the Holdback Amount by wire transfer of immediately available funds (the "Holdback Escrow Funds"). The Holdback Escrow Funds (together with all accrued investment income thereon) shall be distributed by the Holdback Escrow Agent to Sellers (pro-rata based on the respective payments to Sellers made at the Closing) on the same date that the payment described in Section 3.3(h) becomes due and payable, provided, that the distribution of the Holdback Escrow Funds shall be reduced by the amount due, if any, to Purchaser from Sellers pursuant to Section 3.3(h), and the amount of any such reduction shall instead be returned to Purchaser. Each of Purchaser and Sellers shall bear 50% of the fees, costs and expenses of the Holdback Escrow Agent.

                (j) In addition to the Purchase Price Adjustment, the Purchase Price payable at the Closing by Purchaser shall be further adjusted as follows:

                    (i) The Purchase Price shall be reduced by $500,000 upon the delivery to Purchaser of the election described in Section
               4.4(h).

                    (ii) If the Audited Financial Statements and the Audit
               Opinion are delivered by Sellers to Purchaser on or before April 1, 2004, the Purchase Price shall be increased by $1,000,000.

                    (iii) If the Audited Financial Statements and the Audit
               Opinion are delivered by Sellers to Purchaser on or after April 2, 2004, but on or before April 15, 2004, the Purchase Price shall be increased by $500,000.

                    (iv) If Sellers are required pursuant to Section 8.9(d) to deliver to Purchaser the 2002 Financial Statements, and Sellers deliver to Purchaser the Two Year F/S Deliverables after May 30, 2004 but on or before June 15, 2004, the Purchase Price shall be reduced by $500,000.

The aggregate positive or negative adjustment to the Purchase Price, if any, determined in accordance with this Section 3.3(j) is hereinafter referred to as the "Financial Statement Delivery Adjustment".

           3.4 Payment of Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price (a) less the Deposit Escrow Funds (including any interest earned thereon), which shall be released to the Sellers pursuant to Section 3.2(a) and the Holdback Amount, and (b) plus or minus, as applicable, the Closing Adjustment and the Financial Statement Delivery Adjustment, if any, to Sellers in an amount for each Seller as designated by each Seller, which shall be paid by wire transfer of immediately available funds into accounts for each Seller as designated by each Seller, respectively.

                                   ARTICLE IV

                             CLOSING AND TERMINATION

           4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 10.1, 10.2 and 10.3 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in
Article II hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article X (other than conditions that by their nature are to be satisfied at or prior to the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

           4.2 Deliveries by Sellers. At the Closing, each Seller shall deliver to Purchaser:

                (a) a duly executed bill of sale and assignment in the form attached as Exhibit E hereto;

                (b) duly executed assignments of each item of registered Intellectual Property included in the Purchased Intellectual Property, in a form suitable for recording in the U.S. patent and trademark office or copyright office, as applicable, and general assignments of all other Purchased Intellectual Property, and duly executed Real Property Lease Assignment and Assumption Agreements in recordable form, substantially in the form of Exhibit F hereto, separately for each Purchased Real Property Lease;

                (c) the officer's certificates required to be delivered pursuant to Sections 10.1(a), and 10.1(b);

                (d) an incumbency and specimen signature certificate, dated as of the Closing Date, from each Seller with respect to the officer or officers of each Seller executing this Agreement and any other documents delivered hereunder by or on behalf of Sellers;

                (e) a duly executed officer's certificate of IMPATH certifying that, (i) to the Knowledge of IMPATH, there have been no changes in the position of the Office of the Inspector General (the "OIG") expressed in an email dated February 5, 2004 and previously provided to Purchaser, and (ii) IMPATH has delivered to the OIG the certificate required by Section 8.14, a copy of which shall be attached as an exhibit thereto;

                (f) a duly executed Holdback Escrow Agreement;

                (g) a certificate meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2);

                (h) a certified copy of the Sale Order; and

                (i) all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Purchaser, as may be necessary to convey the Purchased Assets to Purchaser.

           4.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Sellers:

                (a) a duly executed Real Property Lease Assignment and Assumption Agreements in recordable form, substantially in the form of Exhibit F hereto, separately for each Purchased Real Property Lease;

                (b) a duly executed Holdback Escrow Agreement;

                (c) the Purchase Price (less the Deposit Escrow Funds and the Holdback Amount and increased or decreased, as applicable, by the (i) Closing Adjustment and (ii) the Financial Statement Delivery Adjustment, if any), in immediately available funds, as set forth in Section 3.4 hereof;

                (d) the officer's certificates required to be delivered pursuant to Sections 10.2(a) and 10.2(b); and

                (e) an incumbency and specimen signature certificate, dated as of the Closing Date, from Purchaser with respect to the officer or officers of Purchaser executing this Agreement and any other documents delivered hereunder by or on behalf of Purchaser.

           4.4 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

                (a) by Purchaser or Sellers, if for any reason the Closing shall not have occurred by the close of business on July 1, 2004 (the "Termination Date");

                (b) by mutual written consent of Sellers and Purchaser;

                (c) by Purchaser, if there shall be a breach by any Seller of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section
10.1 or 10.3 and which breach, following the receipt by Sellers of a notice to cure such breach from Purchaser, has not been cured by the earlier of (i) the forty-fifth (45th) day following receipt of such written notice and (ii) two (2) Business Days prior to the Termination Date;

                (d) by Sellers, if there shall be a breach by Purchaser of any representation or warranty, or any covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section
10.2 or 10.3 and which breach following the receipt by Purchaser of a notice to cure such breach from Sellers, has not been cured by the earlier of (i) the forty-fifth (45th) day following receipt of such written notice and (ii) two (2) Business Days prior to the Termination Date;

                (e) by Sellers or Purchaser if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence);

                (f) (i) by Sellers or Purchaser, if the Bankruptcy Court enters an order which approves an Alternate Transaction or, (ii) by Purchaser, if any Seller files a proposed plan of reorganization or liquidation that does not contemplate the closing of the transactions contemplated by this Agreement, including a Stand-Alone Plan filed by any Seller; or

                (g) by Purchaser, if (i) the Bankruptcy Court has not entered the Bidding Procedures Order by March 23, 2004 or after its entry, the Bidding Procedures Order fails to be in full force and effect or is stayed, reversed, modified or amended in any respect without the prior written consent of the Purchaser or (ii) the Bankruptcy Court has not entered the Sale Order by April 30, 2004;

                (h) by Purchaser, if Sellers do not deliver to Purchaser the Audited Financial Statements and the Audit Opinion on or before April 30, 2004, provided, however, that the Sellers may, in their sole discretion, elect to extend such date to May 15, 2004 by providing written notice of such election to Purchaser prior to April 30, 2004, and if such notice is delivered, Purchaser may not terminate this Agreement pursuant to this Section 4.4(h) until May 16, 2004;

(i) by Purchaser, if (A) Sellers are required pursuant to Section 8.9(d) to deliver to Purchaser the 2002 Financial Statements and Sellers do not deliver the Two Year F/S Deliverables to Purchaser on or before June 15, 2004 or, (B) after receipt of the Audited Financial Statements, it is determined in accordance with Section 8.9(d) that Purchaser would be required to file with the SEC pursuant to SEC Regulation S-X audited consolidated financial statements of the Business as of December 31, 2002 and 2001 and for the fiscal years then ended; or

(j) by Sellers or Purchaser if the Bankruptcy Court enters an order which approves a Stand-Alone Plan not filed by any Seller.

           4.5 Procedure Upon Termination. In the event of termination by Purchaser or Sellers, or both, pursuant to Section 4.4 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or any Seller. If this Agreement is validly terminated as provided herein each party shall redeliver to the party furnishing the same or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof.

           4.6 Effect of Termination.

                (a) In the event that this Agreement is validly terminated in accordance with Section 4.4, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without Liability to Purchaser or Sellers, subject to Section 4.6(b); provided, however, that the obligations of the parties set forth in Sections 3.2, 4.5, 4.6, 7.1, 8.5 and Article XII hereof shall survive any such termination and shall be enforceable hereunder.

                (b) The parties hereby agree that it is impossible to determine accurately the amount of damages that Sellers would suffer if the transactions contemplated herein were not consummated as a result of a material breach of this Agreement by Purchaser, or that Purchaser would suffer if the transactions contemplated herein were not consummated as a result of a material breach by Sellers. As a result, notwithstanding anything in this Agreement to the contrary, the parties hereby agree that the payments of both installments of the Deposit Escrow Funds pursuant to Section 3.2 and the Break-up Fee and Expense Reimbursement pursuant to Section 7.1 shall serve as liquidated damages against Sellers and Purchaser, as the case may be, and shall be the sole and exclusive remedy of Purchaser against Sellers and Sellers against Purchaser, as the case may be, if the transactions contemplated by this Agreement are not consummated due to a material breach of this Agreement.

                (c) The Confidentiality Agreement shall survive any termination of this Agreement and nothing in this Section 4.6 shall relieve Purchaser or Sellers of their respective obligations under the Confidentiality Agreement. If this Agreement is validly terminated in accordance with Section 4.4(d), Purchaser agrees that the prohibition in the Confidentiality Agreement restricting Purchaser's ability to solicit employees of any Seller to join the employ of Purchaser or any if its Affiliates shall be extended to a period of one (1) year from the date of termination of this Agreement.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Each Seller hereby severally, but not jointly, represents and warrants to Purchaser that:

           5.1 Organization and Good Standing. Except as a result of the commencement of the Bankruptcy Case, such Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

           5.2 Authorization of Agreement. Subject to entry of the Sale Order, such Seller has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement to be executed, or otherwise executed, by such Seller in connection with the consummation of the transactions contemplated hereby and thereby (such other agreements, documents, instruments or certificates, collectively, the "Seller Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Seller. This Agreement has been, and each of the Seller Documents to which such Seller is a party will be at or prior to the Closing, duly and validly executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto, the entry of the Sale Order, and, with respect to such Seller's obligations under Section 7.1, the entry of the Bidding Procedures Order) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           5.3 Conflicts; Consents of Third Parties.

                (a) Subject to satisfaction of the condition set forth in
Section 10.3(c) and except as set forth on Schedule 5.3(a), none of the execution and delivery by such Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under (i) the certificate of incorporation or bylaws of such Seller; (ii) any Contract or Permit to which such Seller is a party or by which any of the properties or assets of such Seller are bound except to the extent any of the foregoing is not enforceable due to operation of applicable bankruptcy Law or the Sale Order;
(iii) any Order applicable to such Seller or any of the properties or assets of such Seller; or (iv) any applicable Law, other than, in the case of clauses
(ii), (iii) and (iv), such conflicts, violations, defaults, terminations, cancellations or accelerations that would not reasonably be expected to have a Material Adverse Effect.

                (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Seller in connection with the execution and delivery of this Agreement or the Seller Documents to which such Seller is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act, if any, (ii) the entry of the Sale Order, (iii) the entry of the Bidding Procedures Order with respect to such Seller's obligations under Section 7.1, and (iv) for such other consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings and notifications, the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

           5.4 Taxes.

                (a) Except as set forth on Schedule 5.4(a), and except for matters that would not reasonably be expected to have a material financial impact on such Seller, (i) such Seller has timely filed all Tax Returns required to be filed with the appropriate Tax Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account any extension of time to file granted or to be obtained on behalf of such Seller); and (ii) all Taxes shown to be payable on such Tax Returns have been paid.

                (b) Such Seller is not a foreign person within the meaning of
Section 1445 of the Code.

           5.5 Real Property. Such Seller does not own any real property.
Schedule 5.5 sets forth all real property and interests in real property leased by a Seller as lessee or lessor and used in the Business (individually, a "Real Property Lease" and collectively, the "Real Property Leases"). Such Seller has or has let, as applicable, an enforceable leasehold interest under each of the Real Property Leases to which it is a party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 5.5, such Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by such Seller under any of the Real Property Leases to which it is a party, except defaults which Sellers are obligated to cure as of the Closing Date pursuant to Section
2.5 hereof, or have been cured by Sellers prior to the date hereof, or are unenforceable due to the operation of applicable bankruptcy Law or the Sale Order.

           5.6 Tangible Personal Property. Schedule 5.6 sets forth all leases relating to personal property used by Sellers in the Business (the "Personal Property Leases"). Such Seller has an enforceable leasehold interest under each of the Personal Property Leases to which it is a party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 5.6, such Seller has not received any written notice of any default or event that with notice or lapse of time or both would constitute a default by such Seller under any of the Personal Property Leases that constitutes a Purchased Asset to which it is a party, except for defaults which Sellers are obligated to cure pursuant to Section 2.5 hereof, or have been cured by Sellers prior to the date hereof, or are unenforceable due to the operation of applicable bankruptcy Law or the Sale Order. Except as set forth on Schedule 5.6, Purchaser will be vested with good title to all personal property owned by such Seller or used by such Seller in the Business (except to the extent any such property is an Excluded Asset), free and clear of all Liens, other than Permitted Exceptions, to the fullest extent permissible under Section 363(f) of the Bankruptcy Code. Sellers own or have the rights to use all of the assets, properties and rights of every type and description, whether real or personal and whether tangible or intangible, used or necessary to the conduct of the Business.

           5.7 Intellectual Property. Schedule 5.7 sets forth an accurate and complete list of all (i) Patents, (ii) registered Marks and applications for registration of Marks and (iii) registered Copyrights, which in the case of each of the foregoing clauses (i) through (iii) are owned or licensed by a Seller and included in the Purchased Intellectual Property. Except as set forth on Schedule 5.7, such Seller owns or possesses licenses or other rights to use all Purchased Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.7, the Purchased Intellectual Property are not the subject of any pending challenge received by such Seller in writing, except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.7, no Seller has received written notice alleging that the operation of the Business infringes, and to the Knowledge of the Applicable Seller, the operation of the Business by such Seller does not infringe, the intellectual property of any other Person. To the Knowledge of the Applicable Seller, no other Person has infringed the Purchased Intellectual Property owned, licensed or otherwise used by such Seller.

           5.8 Material Contracts.

                (a) Schedule 5.8(a) sets forth all of the following Contracts to which such Seller is a party or by which it is bound or by which the Purchased Assets owned by such Seller may be bound or affected (collectively, the "Material Contracts"):

                    (i) Contracts (or groups of related Contracts) for the
               purchase or sale of supplies, goods, equipment, or other personal property, or for the furnishing or receipt of services, in each case, the performance of which will extend over a period of more than one year or which provides for aggregate payments to or by any Seller in excess of $100,000;

                    (ii) Contracts relating to the lease or license of any asset of the Business, including Technology and Intellectual Property (and including all customer license and maintenance agreements) and including all Personal Property Leases and Real Property Leases;

                    (iii) Contracts with any Affiliate or current officer or
               director of such Seller;

                    (iv) Contracts relating to confidentiality, non-solicitation or non-competition (whether the Seller is subject to or the beneficiary of such obligations);

                    (v) any agency, dealer, distributor, sales representative, marketing or other similar agreement;

                    (vi) Contracts relating to the acquisition by such Seller of any operating business or the capital stock of any other Person;

                    (vii) Contracts relating to incurrence of indebtedness,
               guarantees or loans, in each case involving amounts in excess of $100,000;

                    (viii) Contracts which involve the expenditure of more than
               $200,000 in the aggregate or require performance by any party more than one hundred and eighty (180) days from the date hereof that, in either case, are not terminable by such Seller without penalty on less than ninety (90) days' notice;

                    (ix) third party reimbursement agreements; or

                    (x) courier and consulting agreements.

                (b) Subject to entry of the Sale Order and the assumption and assignment of such Material Contracts that constitute Purchased Assets, and except as set forth on Schedule 5.8(b), each of the Material Contracts that is a Purchased Contract is in full force and effect and is the legal, valid and binding obligation of the Seller which is a party to such Material Contract, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure, individually or in the aggregate with respect to all Material Contracts that constitute Purchased Assets, to be so in full force and effect, legal, valid and binding or enforceable would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.8(b), such Seller has not received any written notice of any default or event that with notice or lapse of time or both would constitute a default by such Seller under any Material Contract that constitutes a Purchased Asset to which such Seller is a party, other than defaults which Sellers are obligated to cure as of the Closing Date pursuant to Section 2.5 hereof, or have been cured by Sellers prior to the date hereof, or are unenforceable due to the operation of applicable bankruptcy Law or the Sale Order.

           5.9 Employee Benefits.

                (a) Schedule 5.9(a) sets forth all material "employee benefit plans", as defined in Section 3(3) of ERISA, all "cafeteria plans" as defined in
Section 125 of the Code, and all bonus or incentive compensation, equity or equity-based compensation, deferred compensation, retirement, severance pay, sick leave, vacation pay, salary continuation, disability, medical, life insurance, educational assistance, programs or agreements, as to which such Seller has any liability (contingent or otherwise) with respect to any current or former employees of such Seller (the "Employee Benefit Plans"). None of the Employee Benefit Plans is a multiemployer plan as defined in Section 3(37) of ERISA, or is subject to Sections 4063 or 4064 of ERISA.

                (b) Such Seller has received a favorable determination letter that each Employee Benefit Plan of such Seller intended to qualify under Section 401 of the Code, and the trust maintained pursuant thereto do qualify under
Section 401 and 501(a) of the Code respectively. Nothing has occurred with respect to the operation of the Plans which could reasonably be expected to cause the loss of such qualification or exemption.

                (c) True, correct and complete copies of the following documents with respect to each Employee Benefit Plan have been provided to Purchaser by
Sellers: (i) any plans and related trust documents, and amendments thereto, (ii) the most recent Forms 5500, (iii) the last Internal Revenue Service determination letter, and (iv) the most recent summary plan descriptions.

                (d) The Employee Benefit Plans comply and have complied with all applicable provisions of ERISA and other laws, except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 5.9(d) or would not reasonably be expected to have a Material Adverse Effect. Except for the Bankruptcy Case and related proceedings, there are no pending or, to the Knowledge of the Applicable Seller, threatened actions, claims or lawsuits relating to or in connection with the Employee Benefit Plans of such Seller or the assets of any of the Employee Benefit Plans of such Seller.

           5.10 Labor.

                (a) None of the employees of such Seller are represented by any labor union or organization, labor or collective bargaining agreement.

                (b) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Applicable Seller, threatened against or involving such Seller, except as would not reasonably be expected to have a Material Adverse Effect. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Applicable Seller, threatened by or on behalf of any employee or group of employees of such Seller, except as would not reasonably be expected to have a Material Adverse Effect.

           5.11 Litigation. Except as set forth on Schedule 5.11, (i) there are no Legal Proceedings pending or, to the Knowledge of the Applicable Seller, threatened against such Seller, or to which Seller is otherwise a party, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (ii) such Seller is not subject to any Order, except to the extent the same would not reasonably be expected to have a Material Adverse Effect.

           5.12 Compliance with Laws and Permits.

                (a) Such Seller is in compliance with all Laws of any Governmental Body applicable to its operations or assets or the Business, except as set forth on Schedule 5.12(a), or where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect and except with respect to Environmental Laws (which are covered by Section 5.13). Except as set forth on Schedule 5.12(a), such Seller has not received any written notice of or been charged with the violation of any Laws, except where such violation would not reasonably be expected to have a Material Adverse Effect.

                (b) Such Seller currently has all Permits which are required for the operation of the Business as presently conducted, except where the absence of which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.12(b), such Seller is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not reasonably be expected to have a Material Adverse Effect.

           5.13 Environmental Matters. Except as set forth on Schedule 5.13 hereto and except in each case or in the aggregate as would not reasonably be expected to have a Material Adverse Effect:

                (a) the operations of such Seller are in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits issued pursuant to Environmental Laws, and Seller has incurred no Liability under any Environmental Laws;

                (b) such Seller is not the subject of any outstanding written Order or Contract with any Governmental Body respecting non-compliance with or potential liability under any Environmental Laws; and

                (c) such Seller has not received any written communication alleging that Seller may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any Liability under any Environmental Law.

           5.14 Financial Advisors. Except as set forth on Schedule 5.14, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

           5.15 Financial Statements. Schedule 5.15 sets forth the internal unaudited balance sheet of the IMPATH Physician Services division and Analytical Services division of IMPATH as at November 30, 2003 (the "Balance Sheet Date") and the related internal unaudited statements of income and cash flows for the eleven-month period then ended (together, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Sellers, as of the date and for the period indicated, and in accordance with GAAP and, except as set forth on Schedule 5.15, present fairly in all material respects the financial position, results of operations and cash flows of the IMPATH Physician Services division and Analytical Services division of IMPATH as of the date and for the period indicated (subject to normal year-end adjustments and lack of footnote disclosure). For purposes hereof, the unaudited consolidated balance sheet of the Business as at November 30, 2003 is referred to as the "Balance Sheet".

           5.16 Operations in the Ordinary Course of Business. Except as set forth on Schedule 5.16, since the Balance Sheet Date, the Business has been conducted in the Ordinary Course of Business, and no event, occurrence, fact, condition, change, development or effect has occurred that individually or in the aggregate has had or reasonably would be expected to have a Material Adverse Effect on the Business, Purchased Assets or Assumed Liabilities. Except as set forth on Schedule 5.16, no Seller has taken any action described in Section 8.2(b) since the Balance Sheet Date.

           5.17 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither Sellers nor any other Person makes any other express or implied representation or warranty with respect to Sellers, the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated by this Agreement, and each Seller disclaims any other representations or warranties, whether made by Sellers or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this
Article V (as modified by the Schedules hereto), each Seller (i) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (ii) hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Purchaser by any director, officer, employee, agent, consultant, or representative of such Seller or any of its Affiliates). Sellers make no representations or warranties to Purchaser regarding the probable success or profitability of the Business. The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would reasonably be likely to result in a Material Adverse Effect.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser hereby represents and warrants to Sellers that:

           6.1 Organization and Good Standing. Purchaser is a corporation in good standing under the laws of The Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

           6.2 Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed, or otherwise executed, by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (such other agreements, documents, instruments or certificates, the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

           6.3 Conflicts; Consents of Third Parties.

                (a) Except as set forth on Schedule 6.3, none of the execution and delivery by Purchaser of this Agreement and of the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with or result in any violation or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under (i) the certificate of incorporation or by-laws of Purchaser, (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound, (iii) any Order applicable to Purchaser or any of the properties or assets of Purchaser or (iv) any applicable Law, except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches, defaults, terminations, cancellations or accelerations as would not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

                (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the consummation of the transactions contemplated hereby or thereby except for compliance with the applicable requirements of the HSR Act, if any.

           6.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions hereby. Purchaser is not subject to any Order, except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

           6.5 Financial Advisors. No Person other than Banc of America Securities has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person other than Banc of America Securities is entitled to any fee or commission or like payment in respect thereof.

           6.6 Financial Capability. Purchaser (i) has, and at the Closing will have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement and (ii) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder.

           6.7 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Sellers are not making any representation or warranty whatsoever, express or implied, beyond those expressly given by each Seller in Article V hereof (as modified by the Schedules hereto), and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the Purchased Assets and the Business are being transferred on a "where is" and, as to condition, "as is" basis.

           6.8 Financial Condition of Purchaser. Schedule 6.8 sets forth accurate information with respect to the Purchaser that is required to perform the calculations required by Rule 3-05 of Regulation S-X, which information shall be used to determine whether Sellers are required to deliver to Purchaser the 2002 Financial Statements in accordance with Section 8.9(d).

                                  ARTICLE VII

                     BREAK-UP FEE; BANKRUPTCY COURT APPROVAL

           7.1 Approval of Break-Up Fee. In consideration for Purchaser having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of Sellers, (i) if this Agreement is terminated pursuant to Section 4.4(f)(i), Sellers shall pay Purchaser expense reimbursement for reasonable and documented expenses of Purchaser in an amount not to exceed $750,000 (the "Expense Reimbursement") on the Business Day immediately following the date of such termination and, upon consummation of an Alternate Transaction, Sellers shall pay Purchaser a break-up fee in an amount equal to $5,375,000 (the "Break-Up Fee"), (ii) if this Agreement is terminated pursuant to Section 4.4(c), Sellers shall pay Purchaser the Expense Reimbursement on the Business Day immediately following the date of such termination and, if Sellers consummate an Alternate Transaction during the pendency of the Bankruptcy Case, Sellers shall pay Purchaser the Break-up Fee on the date of consummation of such Alternate Transaction and (iii) if this Agreement is terminated pursuant to Section 4.4(f)(ii), Sellers shall pay Purchaser the Expense Reimbursement on the Business Day immediately following the date of such filing.

           7.2 Competing Transaction. This Agreement is subject to approval by the Bankruptcy Court and the consideration by Sellers of higher or better competing bids that qualify under the terms of the Bidding Procedures Order (each a "Competing Bid"). From the date hereof (and any prior time) and until the transactions contemplated by this Agreement are consummated, each Seller is permitted to cause its representatives and Affiliates to initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, any Person (in addition to Purchaser and its Affiliates, agents and representatives) in connection with any sale or other disposition of the Purchased Assets or the Business. In addition, Sellers shall have the responsibility and obligation to respond to any inquiries or offers to purchase all or any part of the Purchased Assets or the Business and perform any and all other acts related thereto which are required under the Bankruptcy Code or other applicable Law, including supplying information relating to the Business and the assets of Sellers to prospective purchasers, subject to the terms and provisions of confidentiality agreements.

           7.3 Bankruptcy Court Filings. Promptly, and in any event within five
(5) Business Days after the date hereof, Sellers shall file the Motion with the Bankruptcy Court and shall use commercially reasonable efforts to have the hearing on approval of the Bidding Procedures Order held no later than March 23, 2004, and to have the hearing on approval of the Sale Order held no later than April 30, 2004. Purchaser agrees that, without it being required to assume any liability but at its own expense, Purchaser will, following a request by Sellers, assist in obtaining the Sale Order by furnishing affidavits or other documents or information reasonably requested by Sellers for filing with the Bankruptcy Court for the purposes, among others, of providing adequate assurances of performance by Purchaser under this Agreement and for demonstrating that Purchaser is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code. In the event Purchaser is the successful bidder and the entry of the Sale Order or the Bidding Procedures Order is appealed, Sellers and Purchaser, each at their own expense, shall use their respective commercially reasonable efforts to defend such appeal.

                                  ARTICLE VIII

                                    COVENANTS

           8.1 Access to Information. Sellers agree that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, business and operations of the Business and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. Sellers shall use commercially reasonably efforts to cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Sellers to cooperate with Purchaser and Purchaser's representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with Sellers and their representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Sellers to disclose information subject to the attorney-client privilege or conflict with any confidentiality obligations to which each Seller is bound.

           8.2 Conduct of the Business Pending the Closing.

                (a) Prior to the Closing, except (1) as set forth on Schedule 8.2, (2) as required by applicable Law, (3) to cancel, dispose of or compromise any debt or claim to the extent relating to Excluded Assets or Excluded Liabilities or (4) with the prior written consent of Purchaser, each Seller shall:

                    (i) conduct the Business only in the Ordinary Course of
               Business; and

                    (ii) use its commercially reasonable efforts to (A) preserve the present assets, business operations, organization and goodwill of the Business, and (B) preserve the present relationships with customers and suppliers of the Business.

                (b) Except (1) as set forth on Schedule 8.2, (2) as required by applicable Law, (3) to cancel, dispose of or compromise any debt or claim to the extent relating to Excluded Assets or Excluded Liabilities, or (4) with the prior written consent of Purchaser, each Seller shall not:

                    (i) subject any of the Purchased Assets to any Lien, except for Permitted Exceptions;

                    (ii) acquire any material properties or assets that would be
               Purchased Assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Purchased Assets, except for acquisitions or dispositions of properties or assets in the Ordinary Course of Business;

                    (iii) terminate, release, assign any rights under or
               discharge any other party thereunder of any of their obligations under any Material Contract that is a Purchased Contract or Purchased Lease or amend, modify or supplement the terms of any Material Contract that is a Purchased Contract or Purchased Lease;

                    (iv) transfer or grant any rights under, modify any existing rights under, or enter into any settlement regarding the breach or infringement of, or permit to lapse or fail to preserve, or fail to take any action, provide any notice, make any filing, or pay any fee necessary to maintain any Purchased Intellectual Property;

                    (v) terminate, cancel or amend any property or casualty
               insurance coverage maintained with respect to the Business or any Purchased Asset or Assumed Liability that is not replaced by a substantially comparable amount of insurance coverage; (vi) enter into any settlement or release with respect to any material litigation included within the Purchased Assets;

                    (vii) enter into or agree to enter into any merger or
               consolidation with, any Person, except for an Alternate Transaction;

                    (viii) cancel or compromise any debt or claim, except to the extent such cancellation or compromise is reflected in the Purchase Price Adjustment, or waive or release any material right of any Seller, in each case, that constitutes a Purchased Asset; or

                    (ix) agree to do anything prohibited by this Section 8.2.

                (c) After the date hereof and prior to the Closing, Sellers shall notify Purchaser in writing from time to time of any Contracts entered in the Ordinary Course of Business by Sellers relating to the Business. Purchaser shall be entitled to add any such Contract to Schedule 2.1(h) pursuant to
Section 2.6(b).

           8.3 Regulatory Approvals.

                (a) If legally required, Purchaser and Sellers shall (i) make or cause to be made all filings required of each of them or any of their respective subsidiaries or Affiliates under the HSR Act or other Antitrust Laws (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective subsidiaries from the FTC, the Antitrust Division or any other Governmental Body in respect of such filings or such transactions, and
(iii) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate.

                (b) If a filing under the HSR Act is legally required, Purchaser and Sellers shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Purchaser and Sellers shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws"). In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, Purchaser and Sellers shall cooperate and use commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Purchaser and Sellers decide that litigation is not in their respective best interests. Notwithstanding anything to the contrary herein, Purchaser shall not be required to divest itself of any business, product lines or assets in connection with seeking or obtaining approvals under any Law relating to antitrust, competition or trade regulation.

           8.4 Further Assurances. Sellers and Purchaser shall use commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. After the Closing, Sellers shall use commercially reasonable efforts to (i) deliver promptly to Purchaser any mail or other communication received by Sellers after the Closing pertaining to the Purchased Assets, the Business or the Assumed Liabilities, and any cash, checks or other instruments of payment in respect thereof which constitute a Purchased Asset and (ii) refer all inquiries related to the Business, the Purchased Assets and the Assumed Liabilities to Purchaser. After the Closing, Purchaser shall use commercially reasonable efforts to (i) deliver promptly to Sellers any mail or other communication received by Purchaser after the Closing pertaining to the Excluded Assets or the Excluded Liabilities, and any cash, checks or other instruments of payment in respect thereof which constitute an Excluded Asset and (ii) refer all inquiries related to the Excluded Assets and the Excluded Liabilities to Sellers.

           8.5 Confidentiality.

                (a) Purchaser acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between Purchaser and IMPATH and/or their respective Affiliates and/or representatives dated November 21, 2003, as amended (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference.

                (b) Each Seller acknowledges that the success of the Business after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by such Seller, that the preservation of the confidentiality of such information by Sellers is an essential premise of the bargain between Sellers and Purchaser, and that Purchaser would be unwilling to enter into this Agreement in the absence of this Section 8.5(b). Accordingly, each Seller hereby agrees with Purchaser that such Seller and its representatives will not, and that such Seller will cause its Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Purchaser, disclose or use, any confidential or proprietary information involving or relating to the Business, the Purchased Assets or the Assumed Liabilities; provided, however, that the information subject to the foregoing provisions of this sentence will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); and provided, further, that the provisions of this Section 8.5(b) will not prohibit any retention of copies of records or disclosure (i) required by any applicable Law so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (ii) made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby. Sellers agree that they will be responsible for any breach or violation of the provisions of this Section 8.5(b) by any of their representatives.

           8.6 Preservation of Records. Purchaser and, subject to the following sentence, Sellers agree that each of them shall preserve and keep the records held by it or their respective Affiliates relating to the Business for a period of seven (7) years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits against or governmental investigations of Sellers or Purchaser or any of their respective Affiliates or in order to enable Sellers or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event a Seller wishes to destroy such records during such seven-year period, or a Seller or Purchaser wishes to destroy such records after that time, such party shall first give sixty (60) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that sixty (60) day period, to take possession of the records within one hundred and twenty (120) days after the date of such notice.

           8.7 Publicity. Neither Sellers nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Sellers, disclosure is otherwise required by applicable Law or with respect to filings to be made with the Bankruptcy Court in connection with this Agreement or by the applicable rules of any stock exchange or similar public trading system on which Purchaser or a Seller lists securities, provided that the party intending to make such release shall use its reasonable efforts consistent with such applicable Law, Bankruptcy Court requirement or rules to consult with the other party with respect to the text thereof.

           8.8 Contacts with Suppliers and Customers. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of IMPATH, which may be withheld for any reason, Purchaser shall not contact any suppliers to, or customers of, the Business other than suppliers to or customers of the Business that have been, are or potentially may be a supplier to or a customer of Purchaser or any Affiliate of Purchaser.

           8.9 Financial Statements.

                (a) Sellers shall deliver to Purchaser as soon as reasonably practicable audited consolidated financial statements of the Business as of December 31, 2003 and for the fiscal year then-ended (the "Audited Financial Statements"). The Audited Financial Statements must be prepared from the books and records of Sellers and be in accordance with GAAP and Securities and Exchange Commission ("SEC") Regulation S-X, and must be accompanied by an opinion (the "Audit Opinion") of the Independent Auditor (as defined below) that the Audited Financial Statements present fairly in all material respects the financial position of the Business as of the date listed above and the results of operations and cash flows of the Business for the fiscal year listed above, in accordance with GAAP. The Audit Opinion of the Independent Auditor must be unqualified and unlimited as to scope or otherwise.

                (b) Sellers shall use their commercially reasonable efforts to deliver to Purchaser as soon as reasonably practicable (but in no event later than forty-five (45) days after the end of the applicable fiscal quarter) unaudited consolidated financial statements of the Business as of the end of the most recent fiscal quarter completed on or prior to the Closing Date and as of the end of the corresponding fiscal quarter of the preceding fiscal year and for the three-, six-, or nine-month periods, as applicable, then-ended (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Required Financial Statements"). The Unaudited Financial Statements must be prepared from the books and records of Sellers and be in accordance with SEC Regulation S-X and GAAP (except for footnotes not required by SEC Regulation S-X). The Unaudited Financial Statements must present fairly in all material respects the financial position of the Business and the results of operations and cash flows of the Business for each of the interim periods listed above, in accordance with GAAP.

                (c) As soon as reasonably practicable following the date hereof, Sellers shall (i) compile and prepare the Required Financial Statements and (ii) engage Grant Thornton LLP (the "Independent Auditor") to audit the Audited Financial Statements. Sellers shall provide the Independent Auditor with access to all necessary documents, records and appropriate personnel and take all other reasonable actions to facilitate the preparation and audit of the Audited Financial Statements, including the execution and delivery of management representation letters by appropriate personnel of each Seller. Sellers shall use their commercially reasonable efforts to cause the Independent Auditor to provide to Purchaser and any Affiliate of Purchaser that is required or desires to file a periodic report or registration statement with the SEC (a "Reporting Purchaser") the consents requested by Purchaser no later than five (5) Business Days prior to Closing (the "Auditor Consents") to permit the inclusion of the Audit Opinion with respect to the Audited Financial Statements in the Reporting Purchaser's reports and registration statements filed with the SEC for periods required under applicable Law.

                (d) If Purchaser determines in good faith after consultation with Purchaser's independent auditor that based on the information set forth in the Audited Financial Statements and on Schedule 6.8, Purchaser would be required to file with the SEC pursuant to SEC Rule 3-05 of Regulation S-X audited consolidated financial statements of the Business as of December 31, 2002 and for the fiscal year then-ended (the "2002 Financial Statements"), Sellers shall deliver to Purchaser as soon as reasonably practicable the 2002 Financial Statements. The 2002 Financial Statements shall be prepared from the books and records of Sellers and be in accordance with GAAP and SEC Regulation S-X, and shall be accompanied by an opinion (the "Additional Audit Opinion") of the Independent Auditor that the 2002 Financial Statements present fairly in all material respects the financial position of the Business as of the respective dates listed above and the results of operations and cash flows of the Business for the respective fiscal years listed above, in accordance with GAAP. The Additional Audit Opinion of the Independent Auditor must be unqualified and unlimited as to scope or otherwise. Sellers shall use their commercially reasonable efforts to cause the Independent Auditor to provide to Purchaser and any Reporting Purchaser the consents requested by Purchaser no later than five
(5) Business Days prior to Closing (the "Additional Auditor Consents") to permit the inclusion of the Additional Audit Opinion with respect to the 2002 Financial Statements in the Reporting Purchaser's reports and registration statements filed with the SEC for periods required under applicable Law. Schedule 6.8 shall not be amended or modified in any manner for any reason, whether as a result of previous occurrences, future occurrences, changes in law or otherwise. Schedule
6.8 includes the methodology under SEC Regulation S-X that shall be used to make the determination under this Section 8.9(d). The calculation set forth on
Schedule 6.8 and the examples set forth therein shall be the exclusive methods used to determine whether the 2002 Financial Statements are required to be delivered under Section 8.9(d).

                (e) Following the Closing, Sellers shall cooperate with Purchaser in the preparation of any unaudited financial statements for the most recent fiscal quarter completed on or ending after the date hereof and prior to Closing and which Sellers have not provided at or prior to the Closing.

           8.10 Notification of Certain Matters. Sellers shall give prompt notice to Purchaser if any Person provides written notice to Sellers that (a) the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (b) such Person is not likely to provide a required consent prior to Closing. Sellers shall also give prompt notice to Purchaser if Seller receives any written objection or proceeding that challenges the transactions contemplated hereby or the entry of the Sale Order. Sellers shall give prompt notice to Purchaser of (i) to the Knowledge of the Applicable Seller, any alleged violation of Law applicable to any Seller; (ii) any written notice of the commencement of any investigation, inquiry or review by any Governmental Entity with respect to the Business or that any such investigation, inquiry or review, to the Knowledge of the Applicable Seller, is contemplated; (iii) to the Knowledge of the Applicable Seller, the infringement or unauthorized use by any Person of any Purchased Intellectual Property of such

Seller; and (iv) the execution of any Material Contract or any contract with a third-party reimbursement organization or Governmental Body (and Sellers shall deliver or make available a copy thereof to Purchaser). Purchaser shall give prompt notice to Sellers, and Sellers shall give prompt notice to Purchaser, in the event that either party becomes aware of any event which would reasonably be expected to (i) have a Material Adverse Effect or (ii) provide either party with the ability to terminate the Agreement.

           8.11 Insurance Policies. From and after the Closing, Purchaser shall not modify, amend or supplement any insurance policy set forth on Schedule 2.1(m) where such modification, amendment or supplement could or is reasonably likely to adversely affect any rights or benefits of Sellers under such insurance policies with respect to periods prior to the Closing.

           8.12 [Intentionally Omitted]

           8.13 Exculpation. None of Sellers (except as set forth in Section 4.6(b)) nor any of their respective Affiliates or any other Person will have or be subject to any Liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser's use of, any information regarding Sellers, the Business or the transactions contemplated by this Agreement, including any confidential memoranda distributed on behalf of Sellers relating to the Business or other publication or data room information provided to Purchaser or its representatives, or any other document or information in any form provided to Purchaser or its representatives in connection with the sale of the Business and the transactions contemplated hereby.

           8.14 OIG Certificate. One day prior to the Closing Date, IMPATH shall file its third and final certification with the OIG in compliance with the obligations set forth in the Stipulation and Order of Settlement and Dismissal, entered into in November 2001, in the matter of U.S. v. IMPATH.

           8.15 Use of Name.

                (a) Each Seller agrees, in connection with the consummation of its plan of reorganization, to (i) amend their respective certificates of incorporation or other appropriate documents which are required to change their respective corporate name to a new name that is, in Purchaser's judgment, sufficiently dissimilar to their respective present name so as to avoid confusion and make their respective present name available to Purchaser and (ii) acknowledge consents in form satisfactory to Purchaser and in such quantity as Purchaser may request consenting to Purchaser and any Affiliate of Purchaser changing their respective corporate names to IMPATH, IMPATH Physician Services, IMPATH Predictive Oncology or any name similar thereto. Except as expressly authorized in paragraph (b) below, neither of Sellers nor any of their Affiliates may use the names "IMPATH", "IMPATH Physician Services", "IMPATH Predictive Oncology" or any name confusingly similar thereto for any purpose.

                (b) Effective as of the Closing, Purchaser hereby grants to each Seller a non-exclusive, irrevocable (subject to the provisions set forth herein), worldwide, royalty-free license to use the Sellers' current corporate names (i.e., "IMPATH Inc.," "IMPATH Physician Services, Inc." and "IMPATH Predictive Oncology, Inc.") (or the name "IMPATH" to the extent utilized in the corporate name of any subsidiary of any Sellers) as necessary in connection with the administration of their respective estates and the winding down of their respective businesses. This license will automatically terminate on March 31, 2005. Sellers covenant that any product or services offered or sold by Sellers while they use the trade names "IMPATH Inc.," "IMPATH Physician Services, Inc." and "IMPATH Predictive Oncology, Inc." will be at least as high in quality as the products or services offered or sold by Sellers prior to the Closing. All use of the corporate names "IMPATH Inc.," "IMPATH Predictive Oncology, Inc." and "IMPATH Physician Services, Inc." and all goodwill arising from such use will inure solely to the benefit of Purchaser. If either of the Sellers breach any provision of this Section 8.15 and fails to cure such breach within thirty (30) days of receiving written notice of the breach from Purchaser, Purchaser may terminate the license granted to Sellers in this paragraph (b) by providing written notice to Sellers, in which case Sellers shall immediately cease all uses of the names "IMPATH Inc.," "IMPATH Predictive Oncology, Inc." and "IMPATH Physician Services, Inc." or any name confusingly similar to those names.

           8.16 Transition Services. At the Closing, Sellers and Purchaser shall enter into a transition services agreement, in form and substance reasonably acceptable to both Purchaser and Sellers, which shall describe the services to be provided among the parties, including computer services, the sharing of employees and the leasing of real or personal property.

                                   ARTICLE IX

                         EMPLOYEES AND EMPLOYEE BENEFITS

           9.1 Employment.

                (a) Immediately after the date of this Agreement, Sellers shall provide Purchaser with the Employee List and an opportunity to review the employment files and other related documents of all Employees so that Purchaser may determine, in its sole discretion, to whom Purchaser will extend offers of employment. Prior to the Closing, Sellers agree to periodically update the Employee List and deliver such updated Employee List to Purchaser. Purchaser shall extend an offer of employment to all of the Employees at the Closing Date less no more than fifty (50) Employees. Sellers agree that if the number of Employees on the Closing Date exceeds eight hundred and thirty (830), Purchaser shall not be obligated to offer employment to more than seven hundred and eighty
(780) Employees. Within twenty (20) Business Days after the provision by Sellers to Purchaser of the Employee List, Purchaser shall provide Sellers with a list of those Employees to whom Purchaser has extended or will extend offers of employment (the "Designated Employees"). Sellers agree to cooperate with

Purchaser and use their reasonable best efforts to cause the Designated Employees to make available their employment services to Purchaser. Sellers hereby consent to the hiring of the Designated Employees by Purchaser and waives, with respect to the employment by Purchaser of Designated Employees, any claims or rights Sellers may have against Purchaser or any Designated Employee (except to the extent such claims or rights are assigned to Purchaser hereunder) under any non-competition, confidentiality or employment agreement.

                (b) Prior to the Closing, Purchaser shall deliver in writing, an offer of employment to each of the Designated Employees to commence employment immediately following the Closing. Purchaser may employ any of the Designated Employees upon those terms that it may establish in its discretion, and it is understood that such terms may differ from the Sellers' employment terms in various material respects, except that Purchaser shall offer employment to each Designated Employee at the same salary or hourly wage rate the Designated Employee earned at the date of this Agreement.

                (c) After the Closing Date, Sellers shall remain responsible for
(i) any and all wages, salaries, benefit and other compensation or payments (including, without limitation, accrued vacation leave and sick leave, bonuses, commissions and other incentive-based compensation) payable to the Employees for periods prior to the Closing, and (ii) any severance, retention bonus or change in control payment payable to any of the Employees that become due or owed as a result of the consummation of the transactions contemplated by this Agreement.

                (d) After the Closing Date, Purchaser shall become responsible for any and all wages, salaries, benefits and other compensation or payments payable to each Designated Employee who is hired by Purchaser on the Closing Date (a "Transferring Employee") for periods following the Closing Date on such terms and conditions as Purchaser and each Transferring Employee may agree. Except as specifically set forth in Section 9.1(a) and this Section 9.1(d), (i) Purchaser shall have no obligation to offer employment to, or to employ, any Employee and (ii) Purchaser shall have the right to terminate any Transferring Employee for any reason after the Closing Date. Purchaser and Sellers agree that the Employees are not third-party beneficiaries of this Agreement.

           9.2 Standard Procedure. Pursuant to the "Standard Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Purchaser and Sellers shall report on a predecessor/successor basis as set forth therein, (ii) Sellers will not be relieved from filing a Form W-2 with respect to any Transferring Employees, and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such Transferring Employee with respect to the portion of the year during which such Employees are employed by Purchaser that includes the Closing Date, excluding the portion of such year that such Employee was employed by such Seller.

           9.3 Employee Benefits.

                (a) Following the Closing, Purchaser shall provide all Transferring Employees with coverage under Purchaser's then-current benefit plans, programs, policies and arrangements applicable to similarly situated employees of Purchaser. Years of service with Sellers prior to the Closing shall be treated as service with the Purchaser for eligibility and vesting purposes and for purposes of benefit accruals, including but not limited to annual vacation allowances, except to the extent such treatment will result in a duplication of benefits.

                (b) Following the Closing, Purchaser shall take commercially reasonable steps to cause to be waived all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferring Employees under any medical or dental benefit plans that such Transferring Employees are eligible to participate in after the Closing under comparable plans maintained by Purchaser, other than limitations, exclusions or waiting periods that are already in effect with respect to such Transferring Employees and that have not been satisfied as of the Closing under any medical or dental plan maintained for such Transferring Employees immediately prior to the Closing by Sellers. With respect to any waiting period that is not waived, service with Sellers will be credited in accordance with Section 9.3(a). Provided that, prior to the Closing Date, Sellers have provided Purchaser with the necessary information, Purchaser shall take commercially reasonable steps to allow for credit under any medical or dental plan amounts previously paid by Transferring Employees (or their dependents) during the plan year or calendar year (as applicable) that includes the Closing Date toward any applicable deductible, co-payment, out-of-pocket maximum or similar provision of such Purchaser medical or dental plan.

                (c) Nothing contained in this Section 9.3 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any Transferring Employee.

                (d) Accrued Vacation. Except as required by applicable Law or to the extent included within the definition of Assumed Liabilities, Seller shall be responsible for all Liabilities with respect to Transferring Employees attributable to their accrued and unused vacation, sick days and personal days through the Closing Date.

                (e) Continuation and Portability of Employee Benefits. From and after the date of this Agreement, the Sellers shall provide continuation coverage to employees of Sellers as required by COBRA until the later of the Closing Date or the date that Sellers' group health plan is terminated (the "Coverage Termination Date"). Upon the Coverage Termination Date, to the extent required by Law, Purchaser shall provide COBRA coverage to all individuals who are "M&A Qualified Beneficiaries" (as defined in the regulations issued pursuant to COBRA) with respect to the Purchased Assets. Such coverage provided by Purchaser shall be provided solely under Purchaser's employee benefit plans, and only to those to whom Purchaser is required to provide COBRA coverage under Law. Sellers shall notify Purchaser of its expected Coverage Termination Date at least 30 days in advance of such date, or if such date is not known to Sellers 30 days in advance then such notice shall be given as soon as Seller is aware of its Coverage Termination Date (but not later than the actual Coverage Termination Date). For the avoidance of doubt, an Employee whose employment is terminated after the date of this Agreement shall be deemed to be an "M&A Qualified Beneficiary" if (i) the Employee, for a period beginning not less than six months prior to the Closing Date and ending as of the Closing Date, was (a) continuously and directly connected to the Business, or (b) was continuously performing a general management or administrative function that was primarily dedicated to the Business; (ii) no Seller, nor any Affiliate of Seller, is maintaining a group health plan; and (iii) the termination of the Employee's employment occurs on or before December 31, 2004. Notwithstanding the foregoing, no Employee shall be deemed an M&A Qualified Beneficiary if such Employee's activities on behalf of a Seller were primarily dedicated to a business that is not part of the Business.

                (f) 401(k) Plan. Sellers shall be solely responsible for maintaining and/or terminating their 401(k) plan and any and all other Employee Benefit Plans they maintain that are qualified (or were designed to be qualified) under Section 401(a) of the Code. So that Purchaser may prepare to accept rollovers from those Transferring Employees who desire to roll their distributions from Sellers' plan into Purchaser's 401(k) plan, prior to the Closing, Sellers shall provide Purchaser with the most recent IRS determination letter with respect to each qualified plan that Sellers maintain. If Purchaser considers such letter for a plan to be outdated or the letter is not favorable, or if the plan has no individual determination letter, Sellers will explain to Purchaser (and provide promptly any requested documentation therefor) the reasons for the absence of a sufficiently recent favorable determination letter from the U.S. Internal Revenue Service with respect to each such Employee Benefit Plan that is designed to be a qualified plan. If Purchaser accepts such explanation and documentation as evidence that Sellers' plans are properly qualified, Sellers shall cooperate reasonably with Purchaser to allow those Transferring Employees who wish to do so to rollover their benefits to Purchaser's 401(k) plan, and to otherwise achieve a smooth transition regarding any rollovers elected by the Transferring Employees. Sellers shall be responsible for providing any required blackout notices, within the meaning of the Sarbanes-Oxley Act of 2002, with respect to each such Employee Benefit Plan, shall maintain the assets of such Employee Benefit Plans in the manner required by ERISA until they are distributed to participants and beneficiaries, and shall otherwise comply with all Laws affecting such Employee Benefit Plans.

                                   ARTICLE X

                              CONDITIONS TO CLOSING

           10.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

                (a) The representations and warranties set forth in Article V of this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty other than a representation or warranty qualified by Material Adverse Effect, the condition set forth in this Section 10.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect, and Purchaser shall have received a certificate signed by an authorized officer of each Seller, dated the Closing Date, to the foregoing effect;

                (b) Each Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date, and Purchaser shall have received certificates signed by an authorized officer of each Seller, dated the Closing Date, to the foregoing effect;

                (c) All of the Real Property Leases included within the Purchased Assets shall be in full force and effect and assignable to and assumable by Purchaser without the consent of the other party thereto pursuant to Section 365 of the Bankruptcy Code or consent thereto shall have been obtained;

                (d) All of the Contracts, Purchased Intellectual Property and Personal Property Operating Leases included within the Purchased Assets shall be in full force and effect and assignable to and assumable by Purchaser without the consent of the other party thereto pursuant to Section 365 of the Bankruptcy Code or consent thereto shall have been obtained, other than such Contracts, Purchased Intellectual Property or Personal Property Operating Leases the failure of which to be in full force and effect and assignable to and assumable by Purchaser or the failure to obtain such consent of the other party thereto would not reasonably be expected to cause a Material Adverse Effect;

                (e) Sellers shall have delivered the Sellers' Adjustment Certificate to the Purchaser;

                (f) Sellers shall have delivered, or caused to be delivered, to Purchaser all items set forth in Section 4.2; and

                (g) Sellers shall have delivered to Purchaser (i) the Required Financial Statements and the Audit Opinion, and (ii) if Purchaser determines pursuant to Section 8.9(d) that the 2002 Financial Statements are required, the Two Year F/S Deliverables.

           10.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable Law):\

                (a) The representations and warranties of Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty other than a representation or warranty qualified by material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement, the condition set forth in this
Section 10.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement, and Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

                (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and Sellers shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect; and

                (c) Purchaser shall have delivered, or caused to be delivered, to Seller the items set forth in Section 4.3.

           10.3 Conditions Precedent to Obligations of Purchaser and Sellers. The respective obligations of Purchaser and each Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Seller in whole or in part to the extent permitted by applicable Law):

                (a) there shall not be in effect any Order enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                (b) the Bankruptcy Court shall have entered the Bidding Procedures Order;

                (c) the Bankruptcy Court shall have entered the Sale Order and any stay period applicable to the Sale Order shall have expired or shall have been waived by the Bankruptcy Court, the Sale Order shall not have been modified or vacated without the consent of the Purchaser and shall remain in full force and effect;

                (d) if any filing under the HSR Act or other Antitrust Laws is required, the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act or other Antitrust Laws shall have expired or early termination shall have been granted; and

                (e) all material approvals from Governmental Bodies shall have been obtained.

           10.4 Frustration of Closing Conditions. Neither Seller nor Purchaser may rely on the failure of any condition set forth in Section 10.1, 10.2 or 10.3, as the case may be, if such failure was caused (through action or omission) solely by such party's failure to comply with any provision of this Agreement.

                                   ARTICLE XI

                                      TAXES

           11.1 Transfer Taxes. Purchaser, on the one hand, and Sellers, on the other hand, shall each be responsible for 50% of any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or taxes or governmental charges (including any interest and penalty thereon) payable in connection with the transactions contemplated by this Agreement ("Transfer Taxes"). Sellers shall discharge all Transfer Taxes, and Purchaser shall promptly thereafter pay Sellers an amount equal to 50% of such Transfer Taxes paid by Sellers. Sellers shall seek to include in the Sales Order a provision that provides that the transfer of the Purchased Assets shall be free and clear of any stamp or similar taxes under Bankruptcy Code Section 1146(c).

           11.2 Prorations.

                (a) All real and personal property Taxes or similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period that includes the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Purchaser as of 12:01 a.m. (Eastern time) on the Closing Date. If any Taxes subject to proration are paid by Purchaser, on the one hand, and Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event of a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

                (b) To the extent practicable, the parties hereto shall notify the gas, water, sewage treatment, telephone and electric utility companies that Purchaser shall be responsible for the payment of all obligations of the Business or the Purchased Assets incurred therefor on or after the Closing. Purchaser shall be responsible for the payment of all charges for such services incurred after the Closing. Sellers shall be responsible, as debtors-in-possession, for the payment of all charges for such services incurred from and after September 28, 2003 to (but excluding) the Closing Date. Sellers shall use commercially reasonable efforts to cause the telephone companies to render a bill for telephone service incurred from and after September 28, 2003 to (but excluding) the Closing Date, and Sellers shall be responsible for the payment of such bill.

                (c) Except as otherwise expressly provided herein, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by Sellers for any period in which the Closing Date shall occur, including base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of 12:01 am (Eastern Time) on the Closing Date, and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 am (Eastern Time) on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

           11.3 Purchase Price Allocation. Purchaser shall, within one hundred and twenty (120) days after the Closing Date, prepare and deliver to Sellers a schedule (the "Allocation Schedule") allocating the Purchase Price and the Assumed Liabilities among the Purchased Assets in accordance with Treas. Reg. 1.1060-1 (or any comparable provisions of state or local tax law) or any successor provision. Sellers will have the right to raise reasonable objections to the Allocation Schedule within ten (10) days after their receipt thereof, in which event Purchaser and Sellers will negotiate in good faith to resolve such objections. If Purchaser and Sellers cannot mutually resolve Sellers' reasonable objections to the Allocation Schedule within twenty (20) days after Purchaser's receipt of such objections, such dispute shall be presented to an accounting firm to be mutually selected by Purchaser and Sellers on the next day for a decision that shall be rendered by such accounting firm within thirty (30) calendar days thereafter and shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Purchaser, on the one hand, and Sellers, on the other hand. Purchaser and Sellers each shall report and file all Tax returns (including amended Tax returns and claims for refund) consistent with the Allocation Schedule, and shall take no position with respect to Taxes contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings) with respect to the transactions contemplated by this Agreement. Purchaser and Sellers shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing without limitation.

                                  ARTICLE XII

                                  MISCELLANEOUS

           12.1 No Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall be extinguished by and shall not survive Closing, and no claims may be asserted with respect thereto and no party shall have any Liability for any breach thereof after the Closing.

           12.2 Expenses. Except as otherwise provided in this Agreement, each of Sellers, on the one hand, and Purchaser, on the other hand, shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Purchaser shall bear the filing fees associated with the HSR Act filings, if any.

           12.3 Submission to Jurisdiction; Consent to Service of Process.

                (a) Without limiting any party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and
(ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12.7 hereof; provided, however, that if the Bankruptcy Case has closed, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County and any appellate court from any thereof, for the resolution of any such claim or dispute. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12.7.

           12.4 Waiver of Right to Trial by Jury. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

           12.5 Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules and Exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

           12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, irrespective of and without regard for its conflicts of law principles, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

           12.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

           If to a Seller:

           IMPATH Inc.
           521 West 57th Street
           5th Floor
           New York, New York  10019
           Facsimile:  (212) 485-0893
           Attention:  Richard C. Rosenzweig, Esq.

           With a copy to:

           Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York  10153
           Facsimile:  (212) 310-8007
           Attention:  Michael Lubowitz, Esq.

           If to Purchaser, to:

           Genzyme Corporation
           500 Kendall Street
           Cambridge, MA 02142
           Facsimile: (617) 252-7553
           Attention:  Thomas J. DesRosier, Esq.

           With a copy to:

           Ropes & Gray LLP
           One International Place
           Boston, MA  02110
           Facsimile: (617) 951-7050
           Attention:  Paul Kinsella, Esq.

           12.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           12.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Seller or Purchaser (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

           12.10 Non-Recourse. No past, present or future director, officer, employee, incorporator or stockholder of any Seller or Purchaser shall have any liability for any obligations or liabilities of Sellers or Purchaser under this Agreement or the Seller Documents or the Purchaser Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

           12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

           12.12 Certain Relief. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of Sections 8.5 or 8.15 will be inadequate and that Sellers or Purchaser, as applicable, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.



                               [Signatures Follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                      GENZYME CORPORATION


                                      By:  /s/ Mara G. Aspinall
                                          --------------------------------------
                                          Name:  Mara G. Aspinall
                                          Title: President, Genzyme Genetics


                                      IMPATH INC.


                                      By:  /s/ Carter H. Eckert
                                          --------------------------------------
                                          Name:  Carter H. Eckert
                                          Title: Chairman and Chief Executive
                                                 Officer

                                      IMPATH PHYSICIAN SERVICES, INC.


                                      By:  /s/ Carter H. Eckert
                                          --------------------------------------
                                          Name:   Carter H. Eckert
                                          Title:  Chairman and Chief Executive
                                                  Officer


                                      IMPATH PREDICTIVE ONCOLOGY, INC.


                                      By:   /s/ Carter H. Eckert
                                          --------------------------------------
                                          Name:   Carter H. Eckert
                                          Title:  Chairman and Chief Executive
                                                  Officer



                                       56